As filed with the Securities and Exchange Commission on December 19, 2017

Registration No. 333-221741

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 2

to

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

MY SIZE, INC.

(Exact name of registrant as specified in its charter)

Delaware	2836	51-0394367
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

3 Arava St., pob 1026

Airport City, Israel 7010000

972-3-600-9030

 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Corporation Service Company

2711 Centerville Road, Suite 400

Wilmington, DE 19808

1-800-927-9800

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Richard A. Friedman, Esq. Andrea Cataneo, Esq. Sheppard, Mullin, Richter & Hampton LLP 30 Rockefeller Plaza New York, New York 10112 Phone: (212) 653-8700 Fax: (212) 370-7889	Michael A. Adelstein, Esq. Jason P. Katz, Esq. Kelley Drye & Warren LLP 101 Park Avenue New York, New York 10178 Tel: (212) 808-7800 Fax: (212) 808-7897

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer (Do not check if a smaller reporting company) ☐	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Offering Price per Share (2)	Amount of Registration Fee
Common stock, $0.001 par value per share(1)(3)
Pre-funded warrants to purchase shares of common stock and common stock issuable upon exercise thereof(1)(3)
Common warrants to purchase shares of common stock and common stock issuable upon exercise thereof(1)(4)
Total	$2,500,000	$311.25	*

(1)	Pursuant to Rule 416, the securities being registered hereunder include such indeterminate number of additional securities as may be issuable to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)	Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(o) under the Securities Act.

(3)	The proposed maximum offering price of the common stock offered hereunder will be reduced on a dollar-for-dollar basis based on the offering price of any pre-funded warrants offered and sold, and as such the proposed aggregate maximum offering price of the common stock and pre-funded warrants (including the common stock issuable upon exercise of the pre-funded warrants), if any, is $2,500,000.

(4)	No additional registration fee is payable pursuant to Rule 457(g) under the Securities Act of 1933, as amended.

* Previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED DECEMBER 19, 2017

My Size, Inc.

$2,500,000

Shares of Common Stock

Pre-funded Warrants to Purchase Shares of Common Stock

Common Warrants to Purchase Shares of Common Stock

We are offering up to [●] shares of our common stock together with [●] common warrants to purchase shares of our common stock (and the shares of common stock that are issuable from time to time upon exercise of the common warrants). Each common warrant upon exercise at a price of $[●] will result in the issuance of one share of common stock to the holder of such common warrant. A portion of such exercise price will be paid to us at the closing of this offering and, at the time of exercise, the payment of the remaining unpaid amount will be paid in cash or pursuant to a cashless exercise to effect the exercise of each common warrant. See “Description of Securities, Common Warrants, Exercise Price and Duration”. We are also offering to each purchaser whose purchase of shares of common stock in this offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% of our outstanding common stock immediately following the consummation of this offering, the opportunity to purchase, if the purchaser so chooses, pre-funded warrants, in lieu of shares of common stock that would otherwise result in the purchaser’s beneficial ownership exceeding 4.99% of our outstanding common stock. Subject to limited exceptions, a holder of pre-funded warrants will not have the right to exercise any portion of its pre-funded warrants if the holder, together with its affiliates, would beneficially own in excess of 4.99% (or, at the election of the holder, 9.99%) of the number of shares of common stock outstanding immediately after giving effect to such exercise. Each pre-funded warrant will be exercisable for one share of our common stock. The purchase price of each pre-funded warrant will equal the price per share at which the shares of common stock are being sold to the public in this offering, minus $0.001. The exercise price of each pre-funded warrant will equal $[●] per share, the purchase price of one share of our common stock and [●] of a common warrant to purchase one share of common stock being sold in this offering. A portion of such exercise price will be paid to us at the closing of this offering and, at the time of exercise, the payment of the remaining unpaid amount will be paid in cash or pursuant to a cashless exercise to effect the exercise of each pre-funded warrant. See “Description of Securities, Pre-Funded Warrant, Exercise Price and Duration”. This offering also relates to the shares of common stock issuable upon exercise of any pre-funded warrants sold in this offering. Each pre-funded warrant is being sold together with a common warrant with the same terms as the common warrant described above. For each pre-funded warrant we sell, the number of shares of common stock we are offering will be decreased on a one-for-one basis. Because a common warrant is being sold together in this offering with each share of common stock and, in the alternative, each pre-funded warrant to purchase one share of common stock, the number of common warrants sold in this offering will not change as a result of a change in the mix of the shares of our common stock and pre-funded warrants sold. The common warrants will be exercisable immediately and will expire five years from the date of issuance. The shares of common stock and pre-funded warrants, if any, can each be purchased only with the accompanying common warrants, but will be issued separately, and will be immediately separable upon issuance.

Our common stock is listed on The NASDAQ Capital Market under the symbol “MYSZ” and on the Tel Aviv Stock Exchange (“TASE”) under the symbol “MYSZ”. The closing price of our common stock on December 18, 2017, as reported by The NASDAQ Capital Market, was $0.83 per share. There is no established public trading market for the pre-funded warrants or common warrants, and we do not expect a market to develop. In addition, we do not intend to apply for a listing of the pre-funded warrants or common warrants on any national securities exchange. Without an active trading market, the liquidity of the pre-funded warrants or common warrants will be limited.

Investing in our securities involves risks. See the section entitled “Risk Factors” beginning on page 12 of this prospectus and in the documents incorporated by reference herein for a discussion of information that should be considered in connection with an investment in our securities.

We have engaged Roth Capital Partners, LLC as our exclusive placement agent in connection with this offering. The placement agent is not purchasing the securities offered by us and is not required to sell any specific number or dollar amount of securities but will assist us in this offering on a commercially reasonable “best efforts” basis. See “Plan of Distribution” beginning on Page 32 of this prospectus for more information regarding these arrangements. There is no minimum purchase requirement for this offering. We have agreed to pay the placement agent the placement agent fee set forth in the table below, which assumes that we sell all of the securities we are offering.

	Per Share and Accompanying [●] Common Warrant	Per Pre-Funded Warrant and Accompanying [●] Common Warrant	Total (1)
Public offering price(2)	$	$	$
Placement agent fees	$	$	$
Proceeds, before expenses, to us	$	$	$

(1)	Assumes no sale of pre-funded warrants.
(2)	In addition, we have agreed to reimburse the placement agent for certain expenses. See “Plan of Distribution” beginning on page 32 of this prospectus for additional information.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

We expect to deliver the shares of common stock and common warrants and any pre-funded warrants to purchasers on or about       , 2017, subject to the satisfaction of certain conditions.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Roth Capital Partners

The date of this prospectus is         , 2017

You should rely only on the information contained in this prospectus. We have not, and the placement agent has not, authorized anyone to provide you with any information other than that contained or incorporated by reference in this prospectus or in any applicable prospectus supplement or free writing prospectus prepared by or on behalf of us to which we have referred you. We are offering to sell, and seeking offers to buy, the securities covered hereby only in jurisdictions where offers and sales are permitted. You should not assume that the information contained in this prospectus or any prospectus supplement or free writing prospectus is accurate as of any date other than the date on the front cover of those documents, or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates. We are not, and the placement agent is not, making an offer of these securities in any jurisdiction where the offer is not permitted.

We further note that the representations, warranties and covenants made by us in any agreement that is incorporated by reference or filed as an exhibit to the registration statement of which this prospectus is a part were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Information contained in, and that can be accessed through, our web site www.MySizeID.com shall not be deemed to be part of this prospectus or incorporated herein by reference and should not be relied upon by any prospective investors for the purposes of determining whether to purchase the securities offered hereunder.

Notice to Non-U.S. Investors: We have not, and the placement agent has not, taken any action that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities covered hereby the distribution of this prospectus outside the United States.

These securities are not being offered in Israel. This offering or this prospectus are not, and under no circumstances are to be construed as, an advertisement or a public offering of securities in Israel. Any public offer or sale of securities in Israel may be made only in accordance with the Israeli Securities Law 5728-1968 (the “Israeli Securities Law”) (which requires, among other things, the filing of a prospectus in Israel or an exemption therefrom). This document does not constitute a prospectus under the Israeli Securities Law and has not been filed with or approved by the Israel Securities Authority.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain, in addition to historical information, certain forward-looking statements. within the meaning of Section 27A of the Securities Act or 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended, that include information relating to future events, future financial performance, strategies, expectations, competitive environment, regulation and availability of resources. Such forward-looking statements include those that express plans, anticipation, intent, contingency, goals, targets or future development and/or otherwise are not statements of historical fact. These forward-looking statements are based on our current expectations and projections about future events and they are subject to risks and uncertainties known and unknown that could cause actual results and developments to differ materially from those expressed or implied in such statements.

In some cases, you can identify forward-looking statements by terminology, such as “expects,” “anticipates,” “intends,” “estimates,” “plans,” “believes,” “seeks,” “may,” “should”, “could” or the negative of such terms or other similar expressions. Accordingly, these statements involve estimates, assumptions and uncertainties that could cause actual results to differ materially from those expressed in them. Any forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this prospectus or incorporated herein by reference.

You should read this prospectus and the documents we have incorporated by reference or filed as exhibits to the registration statement, of which this prospectus is part, completely and with the understanding that our actual future results may be materially different from what we expect. You should not assume that the information contained in this prospectus or any prospectus supplement or free writing prospectus is accurate as of any date other than the date on the front cover of those documents, or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.

Risks, uncertainties and other factors that may cause our actual results, performance or achievements to be different from those expressed or implied in our written or oral forward-looking statements may be found in this prospectus under the heading “Risk Factors” and in our Annual Report on Form 10-K for the year ended December 31, 2016 under the headings “Risk Factors” and “Business,” as updated in our Quarterly Report(s) on Form 10-Q.

Forward-looking statements speak only as of the date they are made. You should not put undue reliance on any forward-looking statements. We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We qualify all of the information presented in this prospectus and incorporated herein by reference, and particularly our forward-looking statements, by these cautionary statements.

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PROSPECTUS SUMMARY

The following summary highlights certain of the information contained elsewhere in or incorporated by reference into this prospectus. Because this is only a summary, however, it does not contain all the information you should consider before investing in our common stock and it is qualified in its entirety by, and should be read in conjunction with, the more detailed information included elsewhere in or incorporated by reference into this prospectus. Before you make an investment decision, you should read this entire prospectus carefully, including the risks of investing in our securities discussed under the section of this prospectus entitled “Risk Factors” and similar headings in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part.

Unless the context otherwise requires, references to “we,” “our,” “us,” “My Size” or the “Company” in this prospectus mean My Size, Inc. on a consolidated basis with its wholly-owned subsidiary, My Size (Israel) 2014 Ltd., as applicable.

OUR BUSINESS

Overview

The Company is a technology company whose strategy is based on the development of applications that can be utilized to accurately take measurements of a variety of items via a smartphone. By downloading the application to a smartphone, the user is then able to run the smartphone over the surface of an item the user wishes to measure. The information is then automatically sent to a cloud-based server where the dimensions are calculated through the Company’s proprietary algorithms, and the accurate measurements (+ or - 2 centimeters) are then sent back to the users smartphone. We believe that the commercial applications for this technology are significant in many areas.

Currently, we are focusing on the following market segments:

●	E-commerce apparel industry – our main target-market;

●	Courier services;

●	Do it yourself (“DIY”) uses; and

●	Usage as a tape measure.

While we are currently devoting much of our focus on the applications for the apparel business, management believes that all of the above mentioned applications will be useful to users, retailers and vendors alike.

The Market - The Apparel Industry

The growth in online apparel shopping has been positive and negative for retailers. The positive: what was an approximately $72.13 billion apparel and accessories market in 2016 is projected to increase to approximately $116.3 billion U.S. dollars by 2021 (https://www.statista.com/statistics/278890/us-apparel-and-accessories-retail-e-commerce-revenue). The negative: although online apparel shopping is growing quickly, customer returns are also growing quickly due to a bad fit.

For apparel retailers, both in retail and online, customer returns are a necessary pain point, backed by flexible return policies and in some instances, free return shipping. However, online retailers have higher operating costs as at least 30% of all products ordered online are returned, compared to 8.89% from retail stores, according to recent data (http://www.business2community.com/infographics/e-commerce-product-return-statistics-trends-infographic-01505394#Js0FFKfd6xZEorqz.97). The U.S. Census Bureau estimated that total e-commerce sales for 2016 were $394.9 billion, an increase of 15.1% from 2015. According to Euromonitor International, most online apparel retailers have average return rates of 15-20%, of which around 80% are fit-based. According to the National Retail Federation, when translating these figures into hard currency, in the United States, online consumers returned approximately $260 billion in merchandise to retailers in 2015, or 8% of all purchases.

MySizeID

We are currently in development of an application (“MySizeID”) which assists the consumer to accurately take the measurements of his or her own body using a smartphone in order to fit clothing in the best way possible without the need to try the clothes on. The purpose of our application is to simplify the process of clothing acquisition through the internet and to significantly reduce the rate of returns of ill-fitting clothing which are acquired through the internet.

1

The application is the result of a research and development effort that combines:

●	Anthropometric research – analyses of information pertaining to body measurements derived from a survey and the subsequent determination of correlations between body parts;

●	Body measurement algorithm research – an algorithm created by the Company to measure body parts; and

●	Retailers size chart analyses – adopting a deep understanding of the size charts of retailers and the corresponding “body to garment size.”

MySizeID will operate based on the use of existing sensors in smart phones which enable, through a specific purpose application, the measurement of the body of consumers independently by moving the cellular phone along his or her body. The measurements will then be saved on the Company’s cloud database, enabling the user to search for clothes in various retailer websites without worrying about size. When a search is made, the retailer will connect to the Company’s cloud database and then provide results based on the user’s measurements and other parameters as he or she may have defined. This data will also be saved for use when a customer enters a brick and mortar store to help serve the customer more efficiently and to provide a better shopping experience.

As soon as the item is found and the acquisition is completed, the retailer will be charged a certain percentage of the acquisition price. The rate to be charged by My Size for the acquisition has not yet been fixed, and will be determined following negotiations with fashion companies, in a more advanced stage of the development.

How MySizeID Can be Utilized by the Apparel Industry

1.	MySizeID: This application will allow consumers to create a secure, online profile of their personal measurements, which can then be utilized with partnered online retailers to insure that no matter the manufacturer or size chart, they will get the right fit. The MySizeID application will utilize a patent-pending measurement technology that does not rely on user photographs or any additional hardware; all a user needs to do is scan their body with their smartphone and the app records their measurements.

2.

In Store Shopping Tool: The Company is developing technology which will permit users of MySizeID to allow brick and mortar merchants to access their profile to receive more personalized attention. This anticipated concierge like service will enable a salesperson to better serve customers by accessing the user’s size and style preferences to make the in-store shopping experience more pleasant, time efficient and satisfactory.

3.

Cross Site Search Feature: The Company is developing the MySizeID profile which will enable users to search for a specific product or item across multiple online retailers, but, unlike most shopping comparison shopping tools, MySizeID will deliver results that fit each individual user’s measurements. The Company will develop this feature so that it can be customized for personalized filters that go beyond sizing and measurements, and can also include a user’s favorite colors, brands, styles and more.

The application is being designed to use a person’s body measurements to help determine correct apparel sizes when shopping on-line. To begin, the app will measure the hip breadth, and uses statistical, mathematical algorithms to recommend the most appropriate size trousers.

True Size

In November 2016, the Company introduced a new product called TrueSize.

TrueSize is a customizable, white-label, mobile application that empowers retailers to improve the online shopping experience of their customers by perfectly matching their true measurements with the retailer’s offerings. The level of accuracy and ease of use integrated into the retailer’s website ensures that the customers will select the right size apparel every time, and we believe this will significantly reduce the amount of returns.

How Does TrueSize Work?

TrueSize has two components: a white label application and a small application located on each page of the retailer’s website. First, the customer downloads the TrueSize app, branded to a specific retailer’s website, and signs in, using the same credentials used for the online store. The application will then guide the customer through the process.

Using the TrueSize app, the customer next takes accurate measurements of an item of clothing from their wardrobe by placing the smartphone first on one end of the item and then on the other end. The app. will then prompt the user to take several different measurements to get a complete reading. The information pertaining to each item is then saved, but can be updated at any time. Measurements are next stored in the cloud and a recommended size for the user is calculated. The user may continue shopping directly from the app by clicking the “Go Shopping” button, which will direct them to the retailer’s mobile website.

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The chart below illustrates how consumers can interact with the prompts from the TrueSize application.

Shopping with TrueSize

A “TrueSize” widget in the form of a button is located in proximity to the size selection feature on each product page of the retailer’s website. If the customer has signed in to the website and has already downloaded the TrueSize app and taken measurements, a recommended size will automatically appear in the widget. Users then have the option to manually update their size parameters – height, weight, and an item’s parameters – at any time by simply clicking on the widget. If the customer has not yet signed into the website, a prompt will appear requesting the customer to do so.

TRUCCO – RealSize

RealSize is a white label measurement application developed based on the Company’s TrueSize technology. The first customer to use the TrueSize technology is IN SITU S.A., the owner of the rights to the fashion brand-name TRUCCO. TRUCCO is a women’s clothing brand and has over 240 points of sale in more than 20 countries all over the world including, but not limited to, Andorra, Chile, China, Costa Rica, Czech Republic, Dominican Republic, France, Guatemala, Israel, Kuwait, Libya, Malaysia, Mexico, Panama, Paraguay, Peru, Portugal, Qatar, Russia,  Singapore, Slovakia, Spain, Taiwan and Thailand.

The Market - Courier Services

When an individual wishes to ship boxes from place to place, they often call a courier service and request a pick up. The individual is then usually asked about the dimensions of the package to be shipped. Unfortunately, the response given to the courier can be rather vague (big, medium, small, etc.). This is often the cause of much confusion between the shipper and the courier. This confusion can lead to the courier sending out the wrong vehicle for the pick-up and/or a large price differential than what was originally quoted by the courier causing customer dissatisfaction.

How My Size Can be Utilized for Courier Services

My Size operates based on the use of existing sensors in smart phones which enable, through a specific purpose application, measurement of the dimensions of packages by moving the cellular phone along packages (length, height and width) to be sent via courier. The measurements are then be saved on the Company’s cloud database and shared with the courier. This allows for:

●	Courier services to provide accurate pricing to their consumers with little to no confusion; and

●	Courier services can send the proper sized vehicle to pick up package(s).

Accordingly to Market Realist, the courier service market in the United States alone had revenues of over $90 billion in 2014. Accordingly, the Company views this as an excellent opportunity to create value in the courier market.

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Agreement with Katz Delivery Services, LTD

On November 20, 2015, My Size entered into an agreement (the “Katz Agreement”) with Katz Deliveries, LTD (“Katz”), one of the largest courier services in Israel. Katz delivers approximately five million parcels per year, the most in Israel. Katz has more than 250 vehicles. Pursuant to the Katz Agreement, the parties have agreed to mutually work together to develop and integrate My Size technology with the technology of Katz to accurately monitor the volume of all parcels delivered to it for shipment by its clients. The goal is for Katz to use our technology to help with planning its distribution lines, thus reducing operational costs by adjusting the distribution vehicles to the volume of the shipments. My Size expects to generate revenues from this endeavor by the second half of 2018, but is still in negotiations with Katz regarding the terms of the Katz Agreement.

SizeUp

My Size is working on additional consumer applications. One of these applications is in the category of DIY. In this application, users will be able to visualize how an object or a piece of furniture will fit in an existing room in their home or office. As many people have difficulty with spatial recognition, the Company hopes this will help alleviate the problem.

In the third quarter of 2015, My Size launched the SizeUp application, a smart tape measure for the business to consumer market. SizeUp is a project that My Size has already completed and launched. This application allows users to utilize their smartphone as a tape measurer. The application provides measurements with an accuracy plus or minus 2 centimeters. In the first quarter of 2016, a second version of SizeUp for the iOS operating system was released. This release included the ability to measure both horizontal and vertical measurements. In January 2017, a third version of SizeUp for the iOS operating system was released. This release included an innovative air measurement algorithm which allows the user to measure over the air without the need to slide the phone over the surface during the measurement. Through November 2017, there have been over 530,000 downloads of the SizeUp app.

The first version of the SizeUp app for Android was released in March 2016 and included vertical measurement. An update to the app was released in June, 2017 which update includes a one-time calibration process for ensuring high accuracy. Currently both versions of the SizeUp app (for Android and iOS) are available for free for the first 30 days, where after a user will be required to pay a one-time fee of $1.99 to continue using the application. To date, the Company has accumulated immaterial revenues from the mentioned fee.

Research and Development

The Company has incurred research and development expenses of $727,000 in 2016 and $301,000 in 2015, and $624,000 in the nine month period ended September 30, 2017, relating to the development of its applications and technologies.

Income Sources - Projected Income

The Company’s business model currently contemplates five methods of producing revenue through its products:

1.	Fees - The Company intends to charge sellers a fee for every garment and clothing item purchased using its services, which fees are currently anticipated to be in the range of 1% to 3% of royalties on product sales, depending on volume, resulting from usage of the MySizeID platform.

2.	Advertisements - the Company may generate revenue by using specialized ads using its database to identify the user’s exact needs.

3.	“Offline Shopping” - the Company may offer its services for clothing and fashion stores, for real-time use by their customers. The service may allow the store to immediately offer the customer a fitting garment suitable for his or her size.

4.	Pay Per API call – every time a user is looking onto an item in the retailers website and clicks the “what’s my size” button to find out his size the retailer will be charged a fixed amount based on the SDK pricing matrix.

5.	SizeUp – SizeUp is the first B2C app that MySize has released in the Apple App Store and on Google Play. The Company charges a one-time fee of $1.99 for every download of the app from either store.

Competition

Management of the Company believes that its technology and applications are a win-win solution for consumers, retailers, couriers and individuals. The Company’s technology is protected by three issued patents, one in each of Russia, Japan and the U.S., one patent-pending submission and an additional patent application which is in process. My Size’s products are designed to allow users to measure themselves simply by sliding a smartphone over their body, and the measurements are recorded by the My Size application.

Unlike other products claiming similar capabilities, there is no need for additional accessories (no webcam, photos, measuring tape, etc.). Users of the My Size apps will have their information protected and a unique identification number is provided that matches personal sizes with retailer size charts. When consumers get the right size products, there are fewer returns of such products involved.

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My Size’s advantage lies in its easy to use application in recording body measurements. Using special algorithmic equations, the software is able to determine which sizes will best fit the customer. The collection of this data, and tracking shoppers’ preferences, allows for a unique shopping experience both online and in brick and mortar stores where the technology can instantly match clothes the customer likes in sizes that will fit them.

However, My Size does face competition in helping retailers increase conversation rate and reduce shipping costs.

Competitive Landscape

The following chart lists some but not all of our competitors:

Name	Technology	User Action	Product / Service

True Fit	Algorithm driven engine matches manufacturer specs and data points with customer profile	Answer questions to create profile	●	Based on statistics; doesn’t reflect real measurement

Fits.me	Software solution based on a personal avatar; Algorithm driven engine matches manufacturer specs and data points with customer profile	Answer questions to create profile	● ●	Virtual fitting room size Recommendations based on statistics

Virtusize	Compares a reference item the silhouette of the garment they are looking to buy	Reference items: a previous purchase or a favorite item. Measure it manually and enter results to the app	●	Garment-to-garment comparison with tape measure (manually)

EasyMeasure	Uses camera and motion sensors	User needs to photograph according to the instructions and conditions of the app. (i.e certain lighting conditions)	●	Allows the user to measure large objects and from far away (i.e. a building). Low accuracy requires optimal lighting conditions
			●	Only on iOS platform
			●	Very intuitive

AR MeasureKit	AR kit and motion sensors	Allows the user to measure objects from a distance with the camera	●	Requires bright light, and a contrast between the object and the background
			●	When measuring small objects it can be difficult to “mark” them
			●	Only on iOS platform

Smart Measure	Camera and motion sensors	Allows the user to measure objects from a distance	● ●	Easy to use Requires the user to know the height of the device
			●	Requires optimal lighting conditions
			●	Only on Android platform

Some of our competitors have significantly greater financial, marketing, personnel and other resources than we do, and many of our competitors are well established in markets in which we have existing retailers or intend to locate new retailers. We may also need to evolve our concepts in order to compete with popular new retail formats or concepts that develop from time to time, and we cannot offer any assurance that we will be successful in doing so or that modifications to our concepts will not reduce our profitability.

5

Legal Proceedings

On May 3, 2017, Lightcom (Israel) Ltd., an Israeli company, alleging that it is a shareholder of the Company, filed a motion with the Tel Aviv District Court (Financial Division) to approve an action against the Company and the Company’s officers and directors, as a shareholders’ class action. The complaint alleges, inter alia, that the Company’s report dated April 19, 2017 regarding its engagement with the Israeli Post was false and misleading, and that as a result thereof financial damages have been incurred by two purported classes of shareholders: (i) any shareholder who sold Company’s shares as of April 20, 2017 and until April 27, 2017, with respect to damage directly caused by such sale and (ii) any shareholder which held shares on April 20, 2017 and subsequent to April 27, 2017 with respect to damage caused by permanent adverse effect to the shares’ value. The alleged financial damage caused to members of both classes is estimated at NIS 18.8 million. The Company reviewed the Motion initially with its legal counsel and retained an expert to review and analyze the allegations and data upon which the motion is based. The Company’s management, after considering the conclusions of a report issued by a third party expert and an opinion of U.S. legal counsel, is of the opinion that the chances that the class motion will be denied exceed the risk that it will be approved In the event that the class motion will be approved, the complaint will become a class action which will be heard by the court on its merits. Should this occur, the Company will respond to the class motion in the time frame ordered by the court. On November 15, 2017 the Company filed its response to the class motion and a motion to dismiss the class motion. On November 15, 2017, the Court ordered the respondent (the original plaintiff) to respond to the motion to dismiss within 30 days, which response was filed by the respondent on November 29, 2017. A hearing on the foregoing matter is scheduled to be held on January 3, 2018. As of the date of this filing, the motion to dismiss is still pending.

On September 9, 2015, fourteen shareholders filed a complaint against the Company and its CEO Mr. Ronen Luzon, alleging that in accordance with agreements signed between plaintiffs and the Company, the plaintiffs are entitled to register their shares for sale with the stock market, while the Company allegedly breached its obligation and refrained from doing its duty to register the plaintiffs’ shares. On November 5, 2015, the Company filed its defense and a counter claim against the plaintiffs and against two additional defendants (who are not plaintiffs) Mr. Asher Shmuelevitch and Mr. Eitan Nahum. In its counter claim, the Company alleged that the agreements by force of which the counter defendants hold their shares are defunct, based on fraud, as the counter defendants never paid and never intended to pay the agreed consideration for their shares. The Company further alleged that Mr. Shmuelevitch used his position as a director and controlling stockholder of the Company to knowingly cause the Company to enter such defunct agreements. On September 5, 2017, the court rendered a judgment pursuant to which the complaint against the Company was accepted, the complaint against Mr. Ronen Luzon was rejected and the Company’s counter-claim was rejected. The judgment included: (1) a declaratory remedy, under which the Company breached its contractual undertakings toward the plaintiffs, to list their shares both on TASE and on NASDAQ; (2) an order that the Company take any and all actions required for the listing of the plaintiffs shares, including instructing the Company’s transfer agent to remove the legend or any other restriction from the plaintiffs stock certificate and to issue them with new stock certificates free and clear from any restriction; (3) an order that the registration company of Bank Hapoalim electronically list all of the plaintiffs’ shares detailed in the complaint on the electronic trading system; and (4) an order that the Company pay the plaintiffs costs in the amount of NIS 70,000. On October 3, 2017, the Company appealed the judgment with the Supreme Court of Israel, and simultaneously, filed with the Supreme Court a Motion for Stay of Execution of the judgement, pending the outcome of the appeal. On November 8, 2017, the Supreme Court upheld the Motion to Stay and ordered that the execution of the judgment will be stayed pending the outcome of the appeal, provided that the Company deposit in the Supreme Court’s treasury an autonomous Israeli CPI linked bank guarantee in an amount of NIS 1,700,000, to cover the respondents’ potential damages should the appeal be ultimately denied. The Company did not deposit the bank guarantee in the amount of NIS 1,700,000 and will instead register the shares held by the plaintiffs on TASE and on NASDAQ and will issue such shares free of any restrictive legends. In the event that the Company is successful in its appeal, the Company may seek relief from the shareholders which have sold their shares either in private or public sales in the amount of the proceeds from such sales. Although the Company has appealed such matter, there can be no assurance that the appeal will result in a judgment favorable to the Company. If the judgment rendered on appeal is not favorable to the Company, the Company may be ordered to pay the respondents legal costs in connection with the appeal. On November 16, 2017, the Company deposited NIS 45,000 with the Supreme Court to cover respondents’ potential legal costs if the appeal is ultimately denied.

The Company received legal advice from its counsel that the burden of proof that the judgment is wrong and should be reversed lies with the appellant. Consequently, the Company believes that it is more likely than not that the appeal will be denied rather than being accepted. In the event that the appeal is denied, no direct financial liability will be imposed on the Company (other than legal costs which the court may order the losing side to pay).

It should be noted that the plaintiffs may file a complaint against the Company seeking reimbursement of economic loss or damages due to the fact that their shares remained restricted, in breach of the Company’s contractual undertakings. A formal demand has not yet been filed, but in their response to the Company’s motion to stay the judgment, the plaintiffs argued, that they suffered economic loss in the sum of NIS 12,100,000. As of the date of this filing no formal request or complaint were filed; however, we are unable to assess the financial risk inherent in such a claim since, among other things, the estimate of alleged damage is dependent upon the actual revenues to be received by the plaintiffs from the future sale of the shares, the method of calculating the damage and data relating to the Company's share price and trading volume of stock. Needless to say, that in the event that the Company is successful in its appeal, there will be no grounds to such reimbursement.

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On December 27, 2015, a legal complaint was filed against the Company. The defendants named in the complaint are the Company, the members of the Board of Directors of the Company, Mrs. Shoshana Zigdon, a shareholder and related party in the Company, as well as two additional defendants who are not shareholders of the Company. The plaintiff alleges that the Company violated its obligation to register his shares (the “Original Shares”) for trade with the TASE causing damage in total amount of NIS 2,622,500. The plaintiff seeks relief against the defendants through financial compensation in the sum of the aforementioned alleged damage; additional compensation in the sum of NIS 400,000 for mental anguish; and if and to the extent that until such time as the plaintiff may be able to sell its shares on TASE ("the Exercise Date"), the price of a Company share will be in excess of NIS 20.98 ("the Base Price"), an additional amount equal to the difference between the Base Price and the highest price of a Company share between the time the claim was submitted and the Exercise Date for each share held by the plaintiff. The plaintiff has also requested costs of trial and attorney's fees. Following the recommendation of the court, on March 20, 2016, the plaintiff filed a notice of deletion of certain defendants including board and management members, excluding the chairman of the Board and the CEO of the Company from the statement of claim. Pursuant to the Israeli court's recommendation, the case was referred to mediation and the Company and the plaintiff entered into a settlement agreement (the "Settlement") dated June 20, 2017. Pursuant to the Settlement, (i) the Company shall pay the plaintiff the sum of NIS325,000 (the "Down Payment") within 30 days from the date of the Settlement, (ii) the Company is obligated to register the Original Shares within a specified time frame and (ii) the Company will issue, within 60 days, 80,358 additional shares of common stock (the “New Shares”) to the plaintiff which shares shall be registered, deposited in escrow and sold for the benefit of the plaintiff. Such New Shares shall be sold at a maximum aggregate price of NIS10,000 or an amount constituting no more than 2% of the average volume of trades within the last 90 days, according to the higher amount, in one single trading day. To the extent the Company does not issue the unrestricted New Shares within 60 days, the plaintiff has a right, at his exclusive discretion, to resume the legal proceedings pursuant to the complaint, provided that the Down Payment is deposited by him in an escrow account, pending the court's final adjudication of the complaint. Additionally, the Settlement provides that to the extent the aggregate proceeds from the sale of the Original Shares and the New Shares is less than NIS1,600,000, the Company will either complement the difference in cash or shall issue to the plaintiff additional shares of common stock in lieu thereof, at the Company's sole discretion. If the Company does not comply with the terms of the Settlement, plaintiff may resume the legal proceedings which could result in substantial costs, diversion of management’s attention and diversion of the Company’s resources.

Employees and Independent Contractors

We currently have 12 employees and 7 independent contractors.

Company Information

The Company was incorporated in the State of Delaware and commenced operations in September 1999 under the name Topspin Medical, Inc. In December 2013, the Company changed its name to Knowledgetree Ventures Inc. Subsequently, in February 2014, the Company changed its name to My Size, Inc. Our principal executive offices are located at 3 Arava St., pob 1026, Airport City, Israel 7010000, and our telephone number is +972-3-600-9030. Our website address is www.MySizeID.com. The information on our website is not part of this prospectus. We have included our website address as a factual reference and do not intend it to be an active link to our website.

Background

The Company (under the name Topspin Medical, Inc.) was a privately held company that was engaged, through 2012, in research and development of a medical magnetic resonance imaging (“MRI”) technology for interventional cardiology and in the development of MRI technology for use in the diagnosis and treatment of prostate cancer.

On September 1, 2005, the Company issued securities to the public in Israel according to a prospectus and became publicly traded on the Tel Aviv Stock Exchange (“TASE”). In 2007, and until August 2012, the Company registered some of its securities with the U.S. Securities and Exchange Commission (“SEC”).

In January 2012, after having received the approval at the general meeting of shareholders of the Company, the Company consummated a transaction whereby it acquired Metamorefix Ltd. (“Metamorefix”). Pursuant to such transaction, Metamorefix became wholly-owned by the Company. Metamorefix was incorporated in 2007, and was engaged in the development of innovative solutions for the rehabilitation of tissues, particularly skin tissues.

On August 21, 2012, the Company’s board of directors (the “Board”) approved the suspension of the Company’s reporting obligations under Section 13(a) and 15(d) of the Securities Exchange Act of 1934 (the “De-Registration”). The Company thereafter filed a Form 15 with the SEC on September 5, 2012 to effect the De-Registration. Upon the filing of the Form 15, the Company’s obligation to file periodic and current reports with the SEC, including Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on form 8-K, was immediately suspended.

By the end of 2012, in view of the Company’s cash flow, the Company ceased its above operations and shortly thereafter the Company’s employees were laid off. In January 2013, the Company sold its entire ownership interest in Metamorefix.

7

Change in Control Transaction

In September 2013, Ronen Luzon, the Company’s current Chief Executive Officer, purchased control of the Company from Mr. Asher Shmuelevitch (the “Transaction”). Mr. Luzon purchased 1,755,950 shares of common stock from Mr. Shmuelevitch, which shares represented approximately 40% of the issued and outstanding capital stock of the Company at such time, and thus Mr. Luzon became a controlling shareholder of the Company.

Within the framework of the Transaction, Mr. Luzon reached a settlement with the Company’s creditors pursuant to which the main creditor, Mr. Asher Shmuelevitch, was paid a total sum of New Israeli Shekel (“NIS”) 0.5 million (approximately $140,000) in consideration for a full and final waiver of any and all his claims that he may have relating to any monetary indebtedness of the Company to the creditors.

As a result of the various investment rounds in the Company, Mr. Luzon’s beneficial ownership in the Company has been diluted and currently represent approximately 11% of the issued and outstanding shares of common stock of the Company on a fully diluted basis.

In December 2013, the Company changed its name to Knowledgetree Ventures Inc. Thereafter, in January, 2014, the Board approved a transaction with Shoshana Zigdon, a related party, with respect to a technology venture through a new subsidiary, as discussed in the Shoshana Zigdon Agreement below (see “February 2014 Purchase Agreement”). Subsequently, on February 16, 2014, the Company changed its name to My Size, Inc.

February 2014 Purchase Agreement

In February 2014, the Company entered into a Purchase Agreement (the “Purchase Agreement’) with Shoshana Zigdon (“Seller”), with respect to the acquisition of certain rights in a venture for the accumulation of physical data of human beings by portable electronic devices (including smart phones, tablets and other portable devices) for the purpose of locating, based on the accumulated data, articles of clothing in internet apparel stores, which will fit the person whose measurements were so accumulated (the “Venture”). Prior to entering into the Purchase Agreement, in January 2014, the Purchase Agreement was approved by shareholders of the Company as the Seller was also a beneficial owner of over 20% of the outstanding capital of the Company.

Pursuant to the Purchase Agreement, the Company purchased the all of Seller’s rights, title and interest in and to the Venture, including, but not limited to, the method (the “Method”) and the certain patent application that had been filed by Seller (PCT/IL2013/050056) (the “Patent”, and collectively with the Method, the “Assets”).

In consideration for the sale of the Assets, the Company agreed to pay to Seller, 18% of the Company’s operating profit, directly or indirectly connected with the Venture and/or the Method and/or the commercialization of the Patent together with value-added tax (“VAT”) in accordance with the law (the “Consideration”) for a period of seven years from the end of the development period of the Venture. The parties further agreed that Seller’s right to receive the Consideration will apply even in the event the Patent is revoked/rejected/expires and/or the non-receipt of the Patent for any reason. Down payments on account of the Consideration are to be paid to the Seller quarterly, within 14 days from the approval of the reviewed financial reports of the Company, with the exception of the fourth quarter which will be paid after the approval of the audited financial reports of the Company. Payment will be made against a duly issued tax invoice as prescribed by law.

The Agreement may be terminated by either party in the event of a breach of the obligations of the other party and the failure to cure a default within a specified period of time. The Agreement further provides that Seller is entitled to repurchase the Assets from the Company upon the occurrence of one or more of the following events: (a) if an application for liquidation of the Company and/or an application for appointment of a receiver for the Company and/or for a significant part of its assets has been filed, and/or an attachment has been imposed on a significant part of the Company’s assets, and the application or attachment – as the case may be – has not been not canceled within 60 days from the date on which they are filed; or (b) if upon the date that is seven years from the date of execution of the Agreement, the amount of Company’s income, directly and/or indirectly accumulated from the Venture and/or the Method and/or the commercialization of the Patent is less than NIS 3.6 million (approximately $1 million) (a “Repurchase Event”).

If a Repurchase Event occurs, Seller shall have a 90 day right, subject to delivery of written notice to the Company of Seller’s intention to exercise such right, to repurchase the Assets from the Company. The repurchase price will be based upon a market price to be determined by an external and independent valuer, who shall be chosen by agreement by the parties, and the Audit Committee shall conduct the negotiations on behalf of the Company to determine the identity of the valuer. In the absence of agreement on the identity of the valuer, the valuer shall be appointed by the President of the Institute of Certified Public Accountants in Israel. If one of the parties appeals against the valuation, with the Company’s decision to appeal being made by the Audit Committee of the Company, the parties shall approach another agreed valuer from one of the four large accounting firms in Israel (and in the absence of agreement he shall be chosen by the President of the Institute of Certified Public Accountants) and an average shall be taken of the two valuations which are received. The parties shall bear the valuers’ fees and all the expenses of the valuation in equal shares. Unless Seller gives the Company written notice of the retraction of Seller’s intention to repurchase the Assets, the Seller shall be obligated to repurchase the Assets within 60 days from the date of receipt of the valuation. Seller shall have the right to retract its intention to repurchase the Assets, provided Seller gives written notice to the Company within 30 days of receiving the valuation and subject to Seller refunding the Company the expenses borne by the Company in respect of the valuation (provided that the Company gives Seller details of the expenses borne by it).

8

In addition to the foregoing, the Agreement provides that all developments, improvements knowledge and know-how developed and/or accumulated by the Company after the execution of the Agreement will be owned by the Company. Further, the Seller agreed not to compete, directly or indirectly, with the Company in any matter relating to the Assets and/or the Venture and/or the Method for a period of seven years from the end of the development period of the Venture.

On July 25, 2016, the Company’s common stock began publicly trading on the NASDAQ Capital Market under the symbol “MYSZ”.

Potential Corporate Actions to be Approved at a Meeting of Stockholders

On December 18, 2017, the Company filed a preliminary information statement on Schedule 14C with the SEC in connection with the following proposed contemplated corporate actions: (i) a reverse stock split of the Company’s issued and outstanding common stock in a ratio to be determined by the Board which ratio shall not be less than 1-for-2 nor more than 1-for-10, with the exact ratio to be set at a whole number within this range as determined by the Board; (ii) an amendment to the Company’s 2017 Consultant Equity Incentive Plan to increase the number of shares of common stock reserved for issuance thereunder from 3,000,000 to 4,500,000 shares; and (iii) an amendment to the Certificate of Incorporation to increase the number of authorized shares of common stock from 50,000,000 to 100,000,000 shares (which would not be affected by the aforementioned reverse stock split) (collectively, the “Corporate Actions”). None of the contemplated Corporate Actions were related to or are required to be completed in connection with the offering contemplated by this Prospectus. Based upon concerns regarding form eligibility in connection with the information statement, the Company no longer intends to pursue the information statement for purposes of approving the Corporation Actions. If and when the Company seeks approval for the Corporate Actions, the Company will file a proxy statement on Schedule 14A with the SEC in order to hold a meeting of stockholders. Accordingly, no Corporate Actions will be effected, if at all, until such time as such actions have been approved by the required number of stockholders at a meeting duly convened for this purpose. This prospectus is not intended to and shall not be deemed a solicitation in connection with the approval of the Corporate Actions.

9

The Offering

Common stock offered by us in this offering	[●] shares

Pre-funded warrants offered by us in this offering	We are also offering to each purchaser whose purchase of shares of common stock in this offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% of our outstanding common stock immediately following the consummation of this offering, the opportunity to purchase, if the purchaser so chooses, pre-funded warrants, in lieu of shares of common stock that would otherwise result in the purchaser’s beneficial ownership exceeding 4.99% of our outstanding common stock. Subject to limited exceptions, a holder of pre-funded warrants will not have the right to exercise any portion of its pre-funded warrants if the holder, together with its affiliates, would beneficially own in excess of 4.99% (or, at the election of the holder, 9.99%) of the number of shares of common stock outstanding immediately after giving effect to such exercise. Each pre-funded warrant will be exercisable for one share of our common stock. The exercise price of each pre-funded warrant will equal $[●] per share, the difference of (x) the purchase price of one share of our common stock and [●] of a common warrant to purchase one share of common stock being sold in this offering and (y) the nominal value of the exercise price of [●] of a common warrant to purchase one share of common stock being sold in this offering. $[●] of such exercise price, including the nominal value of $0.001 per share of our common stock issuable upon exercise of each pre-funded warrant, will be paid to us at the closing of this offering and, at the time of exercise, the payment of the remaining unpaid amount of $0.001 per share (subject to adjustment as described herein) will be paid in cash or pursuant to a cashless exercise to effect the exercise of each pre-funded warrant. See “Description of Securities, Pre-Funded Warrants, Exercise Price and Duration”. This offering also relates to the shares of common stock issuable upon exercise of any pre-funded warrants sold in this offering. For each pre-funded warrant we sell, the number of shares of common stock we are offering will be decreased on a one-for-one basis. Because a common warrant to purchase [●] shares of our common stock is being sold together in this offering with each share of common stock and, in the alternative, each pre-funded warrant to purchase one share of common stock, the number of common warrants sold in this offering will not change as a result of a change in the mix of the shares of our common stock and pre-funded warrants sold.

Common warrants offered by us in this offering	Common warrants to purchase an aggregate of [●] shares of our common stock. Each share of our common stock is being sold together with a common warrant to purchase [●] share of our common stock. Each common warrant will have an exercise price of $[●] per share (subject to appropriate adjustment in the event of recapitalization events, stock dividends, stock splits, stock combinations, reclassifications, reorganizations or similar events), will be immediately exercisable and will expire on the fifth anniversary of the original issuance date. The nominal value of $0.001 per share of such exercise price will be paid to us at the closing of this offering and, at the time of exercise, the payment of the remaining $[●] unpaid amount (subject to adjustment as described herein) will be paid in cash or pursuant to a cashless exercise to effect the exercise of each common warrant. See “Description of Securities, Common Warrants, Exercise Price and Duration”. No fractional shares of common stock will be issued in connection with the exercise of a common warrant. In lieu of fractional shares, we will round up to the next whole share. This prospectus also relates to the offering of the shares of common stock issuable upon exercise of the common warrants.

Common stock to be outstanding after this offering	[●] shares (assuming no sale of any pre-funded warrants and assuming none of the common warrants issued in this offering are exercised).

Use of proceeds	We estimate that the net proceeds to us from this offering will be approximately $[●] million if we sell all of the securities we are offering, based upon the assumed public offering price of $[●] per share or pre-funded warrant, after deducting placement agent fees and estimated offering expenses payable by us and assuming no exercise of the common or pre-funded warrants. We intend to use the net proceeds from the sale of the securities for working capital, repayment of trade payables, general corporate purposes, the repayment of $666,666 million in promissory notes sold in our October 2017 private placement of securities, and $60,000 in fees payable to the placement agent in connection with such October 2017 private placement. See “Use of Proceeds” on page 24 for additional information.

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Risk factors	You should carefully read and consider the information set forth under “Risk Factors” on page 12 of this prospectus and the documents incorporated by reference herein before deciding to invest in our securities.

Lock-up agreements	We have agreed, subject to certain exceptions, until the earlier of (i) January 10, 2018 and (ii) such time that the Company’s aggregate trading volume on the NASDAQ Capital Market is at least 25,000,000 shares following the public announcement of the terms of this offering, not to offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of directly or indirectly any shares of our common stock or any securities convertible into or exchangeable for shares of our common stock either owned as of the date hereof or thereafter acquired without the prior written consent of the placement agent. In addition, our executive officers, directors, and a stockholder holding over 5% of our common stock have agreed, subject to certain exceptions, for a period of 90 days after the date of this prospectus, not to offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of directly or indirectly any shares of our common stock or any securities convertible into or exchangeable for shares of our common stock either owned as of the date hereof or thereafter acquired without the prior written consent of the placement agent. For more information, see “Plan of Distribution” on page 32 of this prospectus.

Leak-out agreements	Until the earlier of (i) January [●], 2018 and (ii) the fifth consecutive trading day during which the VWAP (as defined in the warrants) for each such trading day during such period is equal to or exceeds $[●] per share, each investor either alone or together with its affiliates, in this offering will be limited to selling no more than[●]% of the daily trading volume of the common stock on such trading day, including shares of common stock or shares of common stock underlying any convertible securities (including any shares of common stock acquirable upon exercise of purchased pre-funded warrants or common warrants).

NASDAQ Capital Market common stock symbol	MYSZ

TASE symbol	MYSZ

Listing of Pre-Funded Warrants and Common Warrants	We do not intend to list the pre-funded warrants or the common warrants on any securities exchange or nationally recognized trading system.

The number of shares of common stock to be outstanding immediately after this offering is based on 18,406,245 shares of common stock outstanding as of December 12, 2017 and excludes:

●	925,500[1] shares of common stock issuable upon exercise of outstanding options as of December 12, 2017 under our 2017 Equity Incentive Plan at a price of $1.21;

●	2,190,000[2] shares of common stock issuable upon exercise of outstanding options as of December 12, 2017 under our 2017 Consultant Equity Incentive Plan at prices ranging from $1.50 to $5.09[3];

●	888,888[4] shares of common stock issuable upon the exercise of warrants outstanding as of December 12, 2017 at a of $0.75 per share; and

●	1,591,717 shares of common stock issuable upon the exercise of warrants outstanding as of December 12, 2017 at prices ranging from $0.04 to $5.09[5].

1 The outstanding options are subject to approval by TASE.

2 Excludes options to purchase 1,230,000 shares of common stock, of which 1,000,000 are exercisable at $1.00 per share and 230,000 are exercisable at $2.50 per share. Of such options, 390,000 are subject to TASE approval and the balance, or 840,000 are subject to TASE approval and an increase in the common stock reserve pursuant to the Company’s 2017 Consultant Equity Incentive Plan. Excludes an aggregate of 150,000 shares issuable upon exercise of options by three consultants which options are exercisable at $2.00 per share. The issuance of the foregoing options is subject to approval by TASE and an increase in the common stock reserve pursuant to the Company’s 2017 Consultant Equity Incentive Plan.

3 Based upon a conversion price of NIS 3.539 as of December 12, 2017.

4 The outstanding warrants are subject to approval by TASE.

5 Based upon a conversion price of NIS 3.539 as of December 12, 2017.

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RISK FACTORS

An investment in our securities involves a high degree of risk. This prospectus contains a discussion of the risks applicable to an investment in our securities. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in this prospectus, together with all of the other information contained or incorporated by reference in any prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under Item 1A, “Risk Factors,” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and any updates described in our Quarterly Reports on Form 10-Q, all of which are incorporated herein by reference, and may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. The occurrence of any of these known or unknown risks might cause you to lose all or part of your investment in the offered securities.

Risks Related to Our Company and Our Business

We may never successfully develop any products or generate revenues.

We are a pre-revenue stage company with research, development, marketing and general and administrative expenses. We may be unable to successfully develop or market any of our current or proposed products or technologies, those products or technologies may not generate any revenues, and any revenues generated may not be sufficient for us to become profitable or thereafter maintain profitability. We have only generated very minimal revenues to date.

We have historically incurred significant losses and there can be no assurance when, or if, we will achieve or maintain profitability.

During the twelve months ended December 31, 2016, the Company realized a net loss of $4,334,000 compared with a net loss of $3,437,000 for the year ended December 31, 2015. Our net loss from continuing operations for the nine months ended September 30, 2017 was $3,519,000. Because of the numerous risks and uncertainties associated with the development of the Company’s products and business, we are unable to predict the extent of any future losses or when we will become profitable, if at all. Expected future operating losses will have an adverse effect on our cash resources, stockholders’ equity and working capital. Our failure to become and remain profitable could depress the value of our stock and impair our ability to raise capital, expand our business, maintain our development efforts, diversify our portfolio of staffing companies, or continue our operations. A decline in our value could also cause you to lose all or part of your investment in our Company.

Based on the projected cash flows and the cash balances as of the date of this prospectus, our management is of the opinion that without further fund raising we will not have sufficient resources to enable the Company to continue its operating activities, including the development and marketing of our products, for a period of at least 12 months from the date of filing of this prospectus. As a result, there is substantial doubt about our ability to continue as a going concern.

Management’s plans include the continued commercialization of our products and securing sufficient financing through the sale of additional equity securities, debt or capital inflows from strategic partnerships. There can be no assurances, however, that we will be successful in obtaining the level of financing needed for our operations. If we are unsuccessful in commercializing our products and securing sufficient financing, we may need cease operations.

We will need to raise additional capital to meet our business requirements in the future, which is likely to be challenging, could be highly dilutive and may cause the market price of our common stock to decline.

In order to meet our business objectives, we will need to raise additional capital, which may not be available on reasonable terms or at all. Additional capital would be used to accomplish the following:

●	finance our current operating expenses;

●	pursue growth opportunities;

●	hire and retain qualified management and key employees;

●	respond to competitive pressures;

●	comply with regulatory requirements; and

●	maintain compliance with applicable laws.

12

To the extent that we raise additional capital through the sale of equity or convertible debt securities, the issuance of such securities could result in substantial dilution for our current stockholders. The terms of any securities issued by us in future capital transactions may be more favorable to new investors, and may include preferences, superior voting rights and the issuance of warrants or other derivative securities, which may have a further dilutive effect on the holders of any of our securities then-outstanding. We may issue additional shares of our common stock or securities convertible into or exchangeable or exercisable for our common stock in connection with hiring or retaining personnel, option or warrant exercises, future acquisitions or future placements of our securities for capital-raising or other business purposes. The issuance of additional securities, whether equity or debt, by us, or the possibility of such issuance, may cause the market price of our common stock to decline and existing stockholders may not agree with our financing plans or the terms of such financings.

In addition, we may incur substantial costs in pursuing future capital financing, including investment banking fees, legal fees, accounting fees, securities law compliance fees, printing and distribution expenses and other costs. We may also be required to recognize non-cash expenses in connection with certain securities we issue, such as convertible notes and warrants, which may adversely impact our financial condition.

Furthermore, any additional debt or equity financing that we may need may not be available on terms favorable to us, or at all. If we are unable to obtain such additional financing on a timely basis, we may have to curtail our development activities and growth plans and/or be forced to sell assets, perhaps on unfavorable terms, which would have a material adverse effect on our business, financial condition and results of operations.

The success of our business is highly dependent on being able to predict which applications and technologies will be successful, and on the market acceptance and timely release of those applications and technologies. If we do not accurately predict which applications and technologies will be successful, our financial performance will be materially adversely affected.

We expect to derive most of our revenue by charging fees in connection with the usage of our applications and technologies. We must make product development decisions and commit significant resources well in advance of the anticipated introduction of new applications and technologies. The release of our applications and technologies may be delayed, may not succeed or may have a shorter life cycle than anticipated. If the applications are not released when anticipated or do not attain wide market acceptance, our revenue growth may never materialize, we may be unable to fully recover the resources we have committed, and our financial performance will be harmed.

We are substantially dependent on assets we purchased from an affiliated party, and if we lose the rights to such assets or the assets are repurchased for any reason, our ability to develop existing and new applications based upon these assets would be harmed, and our business, financial condition and results of operations would be materially and adversely affected.

In February 2014, we entered into the Purchase Agreement with Shoshana Zigdon pursuant to which we acquired certain rights in a venture for the accumulation of physical data of human beings by portable electronic devices (including smart phones, tablets and other portable devices) for the purpose of locating, based on the accumulated data, articles of clothing in internet apparel stores, which will fit the person whose measurements were so accumulated. In addition, pursuant to the Purchase Agreement, we acquired the right, title and interest to the method and the certain patent application that had been filed by Shoshana Zigdon (PCT/IL2013/050056). Our business is substantially dependent upon the assets we acquired pursuant to the Purchase Agreement. Therefore, our ability to develop and commercialize our applications depends upon the effectiveness and continuation of the Purchase Agreement. If we lose the right to the Method or Patent application described above, our ability to develop existing and new applications would be harmed.

In consideration for the sale of the Method and Patent application, we agreed to pay to Shoshana Zigdon, 18% of the Company’s operating profit, directly or indirectly connected with the Venture and/or the Method and/or the commercialization of the Patent together with value-added tax in accordance with the law for a period of seven years from the end of the development period of the Venture. Shoshana Zigdon’s right to receive such consideration will apply even in the event the Patent is revoked/rejected/expires and/or the non-receipt of the Patent for any reason.

The Purchase Agreement may be terminated by either party in the event of a breach of the obligations of the other party and the failure to cure the default within a specified period of time. Further, Shoshana Zigdon has the right to repurchase the Method and Patent application from us upon the occurrence of one or more of the following events: (a) if an application for liquidation of the Company and/or an application for appointment of a receiver for the Company and/or for a significant part of its assets has been filed, and/or an attachment has been imposed on a significant part of the Company’s assets, and the application or attachment – as the case may be – has not been not canceled within 60 days from the date on which they are filed; or (b) if upon the date that is seven years from the date of execution of the Purchase Agreement, the amount of Company’s income, directly and/or indirectly accumulated from the Venture and/or the method and/or the commercialization of the Patent is less than NIS 3.6 million (approximately $1 million). If Shoshana Zigdon repurchases the Method and Patent application, our ability to develop our proposed products would be significantly harmed. Furthermore, we may lose the ability to commercialize any products that we have already developed.

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Changes in economic conditions could materially affect our business, financial condition and results of operations.

Because our target customers are retailers, we, together with the rest of the retail industry, will depend upon consumer discretionary spending once we develop our proposed products. Increases in unemployment rates, reductions in home values, increases in home foreclosures, investment losses, personal bankruptcies and reductions in access to credit and reduced consumer confidence, may impact consumers’ ability and willingness to spend discretionary dollars. In addition, volatile economic conditions may repress consumer confidence and discretionary spending. Any of the foregoing may have an adverse effect on our business, financial condition and results of operations.

Damage to our reputation or lack of acceptance of our brand in existing and new markets could negatively impact our business, financial condition and results of operations.

We intend to build a strong reputation for the quality of our technology, and we must protect and grow the value of our brand to be successful. Any incident that erodes consumer affinity for our brand could significantly reduce our brand value and damage our business. If guests perceive or experience a reduction in quality, or in any way believe we fail to deliver a consistently positive experience, our brand value could suffer and our business may be adversely affected.

In addition, our ability to successfully develop new retailers in new markets may be adversely affected by a lack of awareness or acceptance of our brand in these new markets. To the extent that we are unable to foster name recognition and affinity for our brand in new markets, our growth may be significantly delayed or impaired.

As a result, adverse economic conditions in any of these areas could have a material adverse effect on our overall results of operations. In recent years, certain of these markets have been more negatively impacted by the housing decline, high unemployment rates and the overall economic crisis than other geographic areas. In addition, given our geographic concentration, negative publicity regarding any of our retailers in these areas could have a material adverse effect on our business and operations, as could other regional occurrences such as local strikes, terrorist attacks, increases in energy prices, adverse weather conditions, hurricanes, droughts or other natural or man-made disasters.

In particular, adverse weather conditions can impact guest traffic at our retailers, and, in more severe cases, cause temporary retail closures, sometimes for prolonged periods. Our business is subject to seasonal fluctuations, with retail sales typically higher during certain months, such as December. Adverse weather conditions during our most favorable months or periods may exacerbate the effect of adverse weather on guest traffic and may cause fluctuations in our operating results from quarter-to-quarter within a fiscal year.

Technology changes rapidly in our business, and if we fail to anticipate new technologies, the quality, timeliness and competitiveness of our products will suffer.

Rapid technology changes require us to anticipate which technologies and/or distribution platforms our products must take advantage of in order to make them competitive in the market at the time they are released. Therefore, we usually start our product development with a range of technical development goals that we hope to be able to achieve. We may not be able to achieve these goals, or our competition may be able to achieve them more quickly than we can. In either case, our products may be technologically inferior to competitive products, or less appealing to consumers, or both. If we cannot achieve our technology goals within the original development schedule of our products, then we may delay products until these technology goals can be achieved, which may delay or reduce revenue and increase our development expenses.

We rely upon third parties to provide distribution for our applications, and disruption in these services could harm our business.

We currently utilize, and plan on continuing to utilize over the current fiscal year, third-party networking providers and distribution through companies including, but not limited to, Apple and Google to distribute our technologies. If disruptions or capacity constraints occur, the Company may have no means of replacing these services, on a timely basis or at all. This could cause a material adverse condition for our operations and financial earnings.

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We rely on third-party hosting and cloud computing providers to operate certain aspects of our business. Any failure, disruption or significant interruption in our network or hosting and cloud services could adversely impact our operations and harm our business.

Our technology infrastructure is critical to the performance of our mobile applications and customer satisfaction. Our mobile applications run on a complex distributed system, or what is commonly known as cloud computing. We own, operate and maintain elements of this system, but significant elements of this system are operated by third-parties that we do not control and which would require significant time to replace. We expect this dependence on third-parties to continue. In particular, a significant portion, if not almost all data storage, data processing and other computing services and systems is hosted by cloud computing providers. Any disruptions, outages and other performance problems relating to such services, including infrastructure changes, human or software errors and capacity constraints, could adversely impact our business, financial condition or results of operations.

We could be harmed by improper disclosure or loss of sensitive or confidential company, employee, associate or customer data, including personal data.

In connection with the operation of our business, we plan to store, process and transmit data, including personal and payment information, about our employees, customers, associates and candidates, a portion of which is confidential and/or personally sensitive. Unauthorized disclosure or loss of sensitive or confidential data may occur through a variety of methods. These include, but are not limited to, systems failure, employee negligence, fraud or misappropriation, or unauthorized access to or through our information systems, whether by our employees or third parties, including a cyberattack by computer programmers, hackers, members of organized crime and/or state-sponsored organizations, who may develop and deploy viruses, worms or other malicious software programs.

Such disclosure, loss or breach could harm our reputation and subject us to government sanctions and liability under our contracts and laws that protect sensitive or personal data and confidential information, resulting in increased costs or loss of revenues. It is possible that security controls over sensitive or confidential data and other practices we and our third-party vendors follow may not prevent the improper access to, disclosure of, or loss of such information. The potential risk of security breaches and cyberattacks may increase as we introduce new services and offerings, such as mobile technology. Further, data privacy is subject to frequently changing rules and regulations, which sometimes conflict among the various jurisdictions in which we provide services. Any failure or perceived failure to successfully manage the collection, use, disclosure, or security of personal information or other privacy related matters, or any failure to comply with changing regulatory requirements in this area, could result in legal liability or impairment to our reputation in the marketplace.

We might not be able to successfully market our products.

We expend significant resources in our marketing efforts, using a variety of media, including social media venues such as Facebook and LinkedIn. In addition, we use targeted marketing on certain websites and have engaged two sales people in Europe and three sales people in the U.S. to market our products. We expect to continue to conduct brand awareness programs and guest initiatives to attract potential users. These initiatives may not be successful, resulting in expenses incurred without the benefit of substantial revenues. Additionally, some of our competitors have greater financial resources, which enable them to purchase significantly more advertising than we are able to purchase. Should our competitors increase spending on advertising and promotions or our advertising funds decrease for any reason, or should our advertising and promotions be less effective than our competitors, there could be a material adverse effect on our results of operations and financial condition.

Our business operations and future development could be significantly disrupted if we lose key members of our management team.

The success of our business continues to depend to a significant degree upon the continued contributions of our senior officers and key employees, both individually and as a group. Our future performance will be substantially dependent in particular on our ability to retain and motivate our Chief Executive Officer, and certain of our other senior executive officers. We currently do not have an employment agreement in place with these officers. The loss of the services of our Chief Executive Officer, senior officers or other key employees could have a material adverse effect on our business and plans for future development. We have no reason to believe that we will lose the services of any of these individuals in the foreseeable future; however, we currently have no effective replacement for any of these individuals due to their experience, reputation in the industry and special role in our operations. We also do not maintain any key man life insurance policies for any of our employees.

Our growth may strain our infrastructure and resources, which could slow our development of new retailers and adversely affect our ability to manage our existing retailers.

Our future growth may strain our retail management systems and resources, financial controls and information systems. Those demands on our infrastructure and resources may also adversely affect our ability to manage our existing retailers. If we fail to continue to improve our infrastructure or to manage other factors necessary for us to meet our expansion objectives, our operating results could be materially and adversely affected. Likewise, if sales decline, we may be unable to reduce our infrastructure quickly enough to prevent sales deleveraging, which would adversely affect our profitability.

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Our business operations are conducted in multiple languages and could be disrupted due to miscommunications or translation errors.

The success of our business continues to depend on our marketing efforts in the United States, Europe and Israel, each of which is conducted in the local language. Miscommunications or inaccurate foreign language translations could have a material adverse effect on our business operations and financial conditions. Additionally, contracts, communications and complex technical information must be accurately translated into foreign languages.

We do not maintain theft or casualty insurance and only maintain modest liability and property insurance coverage and therefore could incur losses as a result of an uninsured loss.

We do not maintain theft or casualty insurance and only maintain modest liability and property insurance coverage. We cannot provide any assurance that we will not incur uninsured liabilities and losses as a result of the conduct of our business. Any such uninsured loss or liability could have a material adverse effect on our results of operations.

We may not be able to adequately protect our intellectual property, which, in turn, could harm the value of our brands and adversely affect our business.

Our ability to implement our business plan successfully depends in part on our ability to build brand recognition using our trademarks, service marks and other proprietary intellectual property, including our names and logos. We plan to register a number of our trademarks; however, no assurance can be given that our trademark applications will be approved. We have been issued three patents, one of each in of Russia, Japan and the U.S., have one patent-pending submission and an additional patent application which is in process. No assurance can be given that our patent-pending submission or the additional patent application which is in process will be approved. If our patent-pending submission or the additional patent application which is in process are not approved, our ability to expand or develop our business may be negatively affected.

Third parties may also oppose our trademark or patent applications, or otherwise challenge our use of the trademarks or patents. In the event that our trademarks or patents are successfully challenged, we could be forced to rebrand our goods and services or redesign our technology, which could result in loss of brand recognition, and could require us to devote resources to advertising and marketing new brands and products.

If our efforts to register, maintain and protect our intellectual property are inadequate, or if any third party misappropriates, dilutes or infringes on our intellectual property, the value of our brands may be harmed, which could have a material adverse effect on our business and might prevent our brands from achieving or maintaining market acceptance. We may also face the risk of claims that we have infringed third parties’ intellectual property rights. If third parties claim that we infringe upon their intellectual property rights, our operating profits could be adversely affected. Any claims of intellectual property infringement, even those without merit, could be expensive and time consuming to defend, require us to rebrand our services, if feasible, divert management’s attention and resources or require us to enter into royalty or licensing agreements in order to obtain the right to use a third party’s intellectual property.

Any royalty or licensing agreements, if required, may not be available to us on acceptable terms or at all. A successful claim of infringement against us could result in our being required to pay significant damages, enter into costly license or royalty agreements, or stop the sale of certain products or services, any of which could have a negative impact on our operating profits and harm our future prospects.

Information technology system failures or breaches of our network security could interrupt our operations and adversely affect our business.

We will rely on our computer systems and network infrastructure across our operations. Our operations depend upon our ability to protect our computer equipment and systems against damage from physical theft, fire, power loss, telecommunications failure or other catastrophic events, as well as from internal and external security breaches, viruses, worms and other disruptive problems. Any damage or failure of our computer systems or network infrastructure that causes an interruption in our operations could have a material adverse effect on our business and subject us to litigation or actions by regulatory authorities. Although we employ both internal resources and external consultants to conduct auditing and testing for weaknesses in our systems, controls, firewalls and encryption and intend to maintain and upgrade our security technology and operational procedures to prevent such damage, breaches or other disruptive problems, there can be no assurance that these security measures will be successful.

We will continue to incur costs and be subject to various obligations as a result of being a public company, listed in the United States and in Israel.

We will continue to incur significant legal, accounting and other expenses as a result of being a public company, listed in the United States and in Israel. Although we will incur costs each year associated with being a publicly-traded company, it is possible that our actual costs of being a publicly-traded company will vary from year to year and may be different than our estimates. In estimating these costs, we take into account expenses related to insurance, legal, accounting and compliance activities.

Furthermore, the need to maintain the corporate infrastructure demanded of a public company may divert management’s attention from implementing our growth strategy, which could prevent us from improving our business, results of operations and financial condition. We have made, and will continue to make, changes to our internal controls and procedures for financial reporting and accounting systems to meet our reporting obligations as a U.S. publicly traded company. However, the measures we take may not be sufficient to satisfy our obligations as a publicly traded company.

We may require additional capital to finance our operations in the future, but that capital may not be available when it is needed and could be dilutive to existing stockholders.

We may require additional capital for future operations. We plan to finance anticipated ongoing expenses and capital requirements with funds generated from the following sources:

●	cash provided by operating activities;

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●	available cash and cash investments; and

●	capital raised through debt and equity offerings.

Current conditions in the capital markets are such that traditional sources of capital may not be available to us when needed or may be available only on unfavorable terms. Our ability to raise additional capital, if needed, will depend on conditions in the capital markets, economic conditions and a number of other factors, many of which are outside our control, and on our financial performance. Accordingly, we cannot assure you that we will be able to successfully raise additional capital at all or on terms that are acceptable to us. If we cannot raise additional capital when needed, it may have a material adverse effect on our liquidity, financial condition, results of operations and prospects. Further, if we raise capital by issuing stock, the holdings of our existing stockholders will be diluted.

If we raise capital by issuing debt securities, such debt securities would rank senior to our common stock upon our bankruptcy or liquidation. In addition, we may raise capital by issuing equity securities that may be senior to our common stock for the purposes of dividend and liquidating distributions, which may adversely affect the market price of our common stock. Finally, upon bankruptcy or liquidation, holders of our debt securities and lenders with respect to other borrowings will receive a distribution of our available assets prior to the holders of our common stock. Additional equity offerings may dilute the holdings of our existing stockholders or reduce the market price of our common stock, or both.

Our business is dependent upon continued market acceptance by consumers.

We are substantially dependent on continued market acceptance of our products by customers, and such customers are dependent upon regulatory and legislative forces. We cannot predict the future growth rate and size of this market. If we do not gain market acceptance of our applications, our business may be materially affected.

If we are able to expand our operations, we may be unable to successfully manage our future growth.

Since inception, we have been planning for the expansion of our brand. Any such growth could place increased strain on our management, operational, financial and other resources, and we will need to train, motivate, and manage employees, as well as attract management, sales, finance and accounting, international, technical, and other professionals. Any failure to expand these areas and implement appropriate procedures and controls in an efficient manner and at a pace consistent with our business objectives could have a material adverse effect on our business and results of operations.

Any future or current litigation could have a material adverse impact on our results of operations, financial condition and liquidity.

From time to time we may be subject to litigation, including, among others, potential stockholder derivative actions. Risks associated with legal liability are difficult to assess and quantify, and their existence and magnitude can remain unknown for significant periods of time. To date we have obtained directors and officers liability (“D&O”) insurance to cover some of the risk exposure for our directors and officers. Such insurance generally pays the expenses (including amounts paid to plaintiffs, fines, and expenses including attorneys’ fees) of officers and directors who are the subject of a lawsuit as a result of their service to the Company. There can be no assurance that we will be able to continue to maintain this insurance at reasonable rates or at all, or in amounts adequate to cover such expenses should such a lawsuit occur. While neither Delaware law nor our Amended and Restated Certificate of Incorporation (“Certificate of Incorporation”) or Amended and Restated Bylaws (“Bylaws”) require us to indemnify or advance expenses to our officers and directors involved in such a legal action, we expect that we would do so to the extent permitted by Delaware law. Without D&O insurance, the amounts we would pay to indemnify our officers and directors should they be subject to legal action based on their service to the Company could have a material adverse effect on our financial condition, results of operations and liquidity. Such lawsuits, and any related publicity, may result in substantial costs and, among other things, divert the attention of management and our employees. An unfavorable outcome in any claim or proceeding against us could have a material adverse impact on our financial position and results of operations for the period in which the unfavorable outcome occurs, and potentially in future periods. Further, any settlement announced by us may expose us to further claims against us by third parties seeking monetary or other damages which, even if unsuccessful, would divert management attention from the business and cause us to incur costs, possibly material, to defend such matters, which could have a material adverse impact on our financial position. See “Legal Proceedings” on page 6 for more information regarding the Company’s involvement in ongoing litigation matters.

Our prior operating results may not be indicative of our future results.

You should not consider prior operating results to be indicative of our future operating results. The timing and amount of future revenues will depend almost entirely on our ability to engage new retailers while maintaining a relationship with our existing retailers. Our future operating results will depend upon many other factors, including, but not limited to:

●	the level of product and price competition;

●	our success in expanding our business network and managing our growth;

●	the ability to hire qualified employees; and

●	the timing of such hiring and our ability to control costs.

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Federal, state and local or Israeli tax rules may adversely impact our results of operations and financial position.

We are subject to federal, state and local taxes in the U.S., as well as local taxes in Israel in respect to our operations in Israel. Although we believe our tax estimates are reasonable, if the Internal Revenue Service or other taxing authority disagrees with the positions we have taken on our tax returns, we could face additional tax liability, including interest and penalties. If material, payment of such additional amounts upon final adjudication of any disputes could have a material impact on our results of operations and financial position. In addition, complying with new tax rules, laws or regulations could impact our financial condition, and increases to federal or state statutory tax rates and other changes in tax laws, rules or regulations may increase our effective tax rate. Any increase in our effective tax rate could have a material impact on our financial results.

Our management controls a large block of our common stock that will allow them to control us.

As of the date of this prospectus, members of our management team beneficially own approximately 12.53% of our outstanding common stock. In addition, two stockholders own approximately 26.83% of our outstanding common stock. As such, management and the two stockholders of the Company own approximately, in the aggregate, 39.36% of our voting power. As a result, management and the two stockholders may have the ability to control substantially all matters submitted to our stockholders for approval including:

●	election of our board of directors;

●	removal of any of our directors;

●	amendment of our Certificate of Incorporation or Bylaws; and

●	adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination involving us.

In addition, management’s and the two stockholders’ stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price. Any additional investors will own a minority percentage of our common stock and will have minority voting rights.

The auditors of our 2015 financial statements may discontinue their business.

We have been advised by the auditors for our 2015 financial statements that they plan to discontinue their business of providing financial and accounting services. Following any such discontinuance of their practice, it may be difficult, if not impossible, to obtain consents for the inclusion of their financial statements in our filings. Should we not be able to obtain their consents, there could be a delay in our ability to enter into future financing transactions prior to the filing of our 2017 financial statements in our Annual Report on Form 10-K in 2018 unless our 2015 financial statements have been re-audited by another independent accounting firm in accordance with the applicable rules and regulations of the Securities and Exchange Commission. We intend to work with the auditors for our 2016 financial statements for the audit of our 2017 financial statements, and we believe that we will be able to timely complete and file such financial statements and remain current in our financial and other reporting obligations with the Securities and Exchange Commission.

Risks Related to our Operations in Israel

The Company has facilities located in Israel, and therefore, political conditions in Israel may affect the Company’s operations and results.

The Company has facilities located in Israel. Accordingly, political, economic and military conditions in Israel will directly or indirectly affect the Company’s operations and results. Since the establishment of the State of Israel, a number of armed conflicts have taken place between Israel and its Arab neighbors. An ongoing state of hostility, varying in degree and intensity has led to security and economic problems for Israel. For a number of years there have been continuing hostilities between Israel and the Palestinians. This includes hostilities with the Islamic movement Hamas in the Gaza Strip, which have adversely affected the peace process and at times resulted in armed conflicts. Such hostilities have negatively influenced Israel’s economy as well as impaired Israel’s relationships with several other countries. Israel also faces threats from Hezbollah militants in Lebanon, from ISIS and rebel forces in Syria, from the government of Iran and other potential threats from additional countries in the region. Moreover, some of Israel’s neighboring countries have recently undergone or are undergoing significant political changes. These political, economic and military conditions in Israel could have a material adverse effect on the Company’s business, financial condition, results of operations and future growth.

Israel’s economy may become unstable.

From time to time, Israel’s economy may experience inflation or deflation, low foreign exchange reserves, fluctuations in world commodity prices, military conflicts and civil unrest. For these and other reasons, the government of Israel has intervened in the economy employing fiscal and monetary policies, import duties, foreign currency restrictions, controls of wages, prices and foreign currency exchange rates and regulations regarding the lending limits of Israeli banks to companies considered to be in an affiliated group. The Israeli government has periodically changed its policies in these areas. Reoccurrence of previous destabilizing factors could make it more difficult for the Company to operate its business and could adversely affect its business.

Some of the Company’s employees and officers are obligated to perform military reserve duty in Israel.

Generally, Israeli adult male citizens and permanent residents are obligated to perform annual military reserve duty up to a specified age. They also may be called to active duty at any time under emergency circumstances, which could have a disruptive impact on the Company’s workforce.

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It may be difficult to enforce a non-Israeli judgment against the Company or its officers and directors.

The operating subsidiary of the Company is incorporated in Israel. All of the Company’s executive officers and directors are not residents of the United States, and a substantial portion of the Company’s assets and the assets of its executive officers and directors are located outside the United States. Therefore, a judgment obtained against the Company, or any of these persons, including a judgment based on the civil liability provisions of the U.S. federal securities laws, may not be collectible in the United States and may not necessarily be enforced by an Israeli court. It also may be difficult to affect service of process on these persons in the United States or to assert U.S. securities law claims in original actions instituted in Israel. Additionally, it may be difficult for an investor, or any other person or entity, to initiate an action with respect to U.S. securities laws in Israel. Israeli courts may refuse to hear a claim based on an alleged violation of U.S. securities laws reasoning that Israel is not the most appropriate forum in which to bring such a claim. In addition, even if an Israeli court agrees to hear a claim, it may determine that Israeli law and not U.S. law is applicable to the claim. If U.S. law is found to be applicable, the content of applicable U.S. law often involves the testimony of expert witnesses, which can be a time consuming and costly process. Certain matters of procedure will also be governed by Israeli law. There is little binding case law in Israel that addresses the matters described above. As a result of the difficulty associated with enforcing a judgment against the Company in Israel, it may be impossible to collect any damages awarded by either a U.S. or foreign court.

Our international operations could expose us to additional risks, including exchange rate fluctuations, legal regulations and political or economic instability that could harm our business and operating results.

Our international operations expose us to the following risks which may have a material adverse effect on our business and operating results:

●	devaluations and fluctuations in currency exchange rates including fluctuations between the U.S. dollar and the NIS;

●	costs of compliance with local laws, including labor laws and intellectual property laws;

●	compliance with domestic and foreign government policies, including compliance with Israeli securities laws and TASE;

●	changes in trade regulations and procedures affecting approval, production, pricing, marketing, reimbursement for and access to, our products;

●	compliance with applicable foreign anti-corruption laws, anti-trust/competition laws, anti-Boycott Israel law and anti-money laundering laws; and

●	economic and geopolitical developments and conditions, including ongoing instability in global economies and financial markets, international hostilities, acts of terrorism and governmental reactions, inflation, and military and political alliances.

Risks Related to the Common Stock

A more active, liquid trading market for our common stock may not develop, and the price of our common stock may fluctuate significantly.

Although our common stock is listed on the NASDAQ Capital Market, it has only been traded on the NASDAQ Capital Market since July 25, 2016. There has been relatively limited trading volume in the market for our common stock, and a more active, liquid public trading market may not develop or may not be sustained. Limited liquidity in the trading market for our common stock may adversely affect a stockholder’s ability to sell its shares of common stock at the time it wishes to sell them or at a price that it considers acceptable. If a more active, liquid public trading market does not develop, we may be limited in our ability to raise capital by selling shares of common stock and our ability to acquire other companies or assets by using shares of our common stock as consideration. In addition, if there is a thin trading market or “float” for our stock, the market price for our common stock may fluctuate significantly more than the stock market as a whole. Without a large float, our common stock would be less liquid than the stock of companies with broader public ownership and, as a result, the trading prices of our common stock may be more volatile and it would be harder for you to liquidate any investment in our common stock. Furthermore, the stock market is subject to significant price and volume fluctuations, and the price of our common stock could fluctuate widely in response to several factors, including:

●	our quarterly or annual operating results;

●	changes in our earnings estimates;

●	investment recommendations by securities analysts following our business or our industry;

●	additions or departures of key personnel;

●	changes in the business, earnings estimates or market perceptions of our competitors;

●	our failure to achieve operating results consistent with securities analysts’ projections;

●	changes in industry, general market or economic conditions; and

●	announcements of legislative or regulatory changes.

The stock market has experienced extreme price and volume fluctuations in recent years that have significantly affected the quoted prices of the securities of many companies, including companies in the staffing industry. The changes often appear to occur without regard to specific operating performance. The price of our common stock could fluctuate based upon factors that have little or nothing to do with us and these fluctuations could materially reduce our stock price.

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Sales by our stockholders of a substantial number of shares of our common stock in the public market could adversely affect the market price of our common stock.

A substantial portion of our total outstanding shares of common stock may be sold into the market at any time. Most of these shares are held by three stockholders, one of which is also an executive officer of the Company. Although we believe that such executive officer has no current intention to sell a significant number of shares of our stock, we cannot provide any such assurance. In addition, we cannot provide assurance that the other two large stockholders of the Company have no current intention to sell a significant number of shares of our stock. If any of the three stockholders which hold most of our shares were to decide to sell large amounts of stock over a short period of time (presuming such sales were permitted) such sales could cause the market price of our common stock to drop significantly, even if our business is doing well.

Further, the market price of our common stock could decline as a result of the perception that such sales could occur. These sales, or the possibility that these sales may occur, also might make it more difficult for us to sell equity securities in the future at a time and price that we deem appropriate.

Our securities are traded on more than one market which may result in price variations.

Our securities have been trading on the NASDAQ Capital Market since July 2016 and on TASE since September 2005. Trading in our securities on such exchanges occurs in different currencies (U.S. dollars on NASDAQ and NIS on the TASE), and at different times (due to different time zones, trading days and public holidays in the United States and Israel). The trading prices of our securities on the two exchanges may differ due to the foregoing and other factors. Any decrease in the price of our shares on the TASE could cause a decrease in the trading price of our shares on NASDAQ and vice versa.

We are a smaller reporting company and, as a result of the reduced disclosure and governance requirements applicable to such companies, our common stock may be less attractive to investors.

We are a smaller reporting company, (i.e. a company with “public float” held by non-affiliates with a market value of less than $75 million) and we are eligible to take advantage of certain exemptions from various reporting requirements applicable to other public companies. We have elected to adopt these reduced disclosure requirements. We cannot predict if investors will find our common stock less attractive as a result of our taking advantage of these exemptions. If some investors find our common stock less attractive as a result of our choices, there may be a less active trading market for our common stock and our stock price may be more volatile.

We do not expect to pay any cash dividends in the foreseeable future.

We have never declared or paid cash dividends on our common stock. We intend to retain our future earnings, if any, in order to reinvest in the development and growth of our business and, therefore, do not intend to pay dividends on our common stock for the foreseeable future. Any future determination to pay dividends will be at the discretion of our Board and will depend on our financial condition, results of operations, capital requirements, and such other factors as our Board deems relevant. Accordingly, you may need to sell your shares of our common stock to realize a return on your investment, and you may not be able to sell your shares at or above the price you paid for them.

We can sell additional shares of common stock without consulting stockholders and without offering shares to existing stockholders, which would result in dilution of stockholders’ interests in the Company and could depress our stock price.

Our Certificate of Incorporation currently authorizes 50,000,000 shares of common stock, of which 18,406,245 are currently outstanding, and our Board is authorized to issue additional shares of our common stock.

Although our Board intends to utilize its reasonable business judgment to fulfill its fiduciary obligations to our then existing stockholders in connection with any future issuance of our capital stock, the future issuance of additional shares of our capital stock would cause immediate, and potentially substantial, dilution to our existing stockholders, which could also have a material effect on the market value of the shares.

Further, our shares do not have preemptive rights, which means we can sell shares of our capital stock to other persons without offering purchasers in this offering the right to purchase their proportionate share of such offered shares. Therefore, any additional sales of stock by us could dilute your ownership interest in our Company.

Our quarterly operating results may fluctuate significantly.

We expect our operating results to be subject to quarterly fluctuations. Our net loss and other operating results will be affected by numerous factors, including:

●	variations in the level of expenses related to our development programs;

●	any intellectual property infringement lawsuit in which we may become involved;

●	regulatory developments affecting our products; and

●	our execution of any collaborative, licensing or similar arrangements, and the timing of payments under these arrangements.

20

If our quarterly operating results fall below the expectations of investors or securities analysts, the price of our common stock could decline substantially. Furthermore, any quarterly fluctuations in our operating results may, in turn, cause the price of our common stock to fluctuate substantially.

If we fail to comply with the rules under the Sarbanes-Oxley Act of 2002 related to accounting controls and procedures, or if we discover material weaknesses and deficiencies in our internal control and accounting procedures, our stock price could decline significantly and raising capital could be more difficult.

If we fail to comply with the rules under the Sarbanes-Oxley Act of 2002 related to disclosure controls and procedures, or, if we discover material weaknesses and other deficiencies in our internal control and accounting procedures, our stock price could decline significantly and raising capital could be more difficult. Section 404 of the Sarbanes-Oxley Act requires annual management assessments of the effectiveness of our internal control over financial reporting and a report by our independent auditors addressing these assessments. If material weaknesses or significant deficiencies are discovered or if we otherwise fail to achieve and maintain the adequacy of our internal control, we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act. Moreover, effective internal controls are necessary for us to produce reliable financial reports and are important to helping prevent financial fraud. If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our common stock could drop significantly.

Our Certificate of Incorporation, Bylaws and Delaware law may have anti-takeover effects that could discourage, delay or prevent a change in control, which may cause our stock price to decline.

Our Certificate of Incorporation, Bylaws and Delaware law could make it more difficult for a third party to acquire us, even if closing such a transaction would be beneficial to our stockholders. Provisions of our Certificate of Incorporation, Bylaws and Delaware law also could have the effect of discouraging potential acquisition proposals or making a tender offer or delaying or preventing a change in control, including changes a stockholder might consider favorable. Such provisions may also prevent or frustrate attempts by our stockholders to replace or remove our management. In particular, the Certificate of Incorporation, Bylaws and Delaware law, as applicable, among other things:

●	provide the Board with the ability to alter the Bylaws without stockholder approval;

●	place limitations on the removal of directors; and

●	provide that vacancies on the board of directors may be filled by a majority of directors in office, although less than a quorum.

We are subject to Section 203 of the Delaware General Corporation Law which, subject to certain exceptions, prohibits “business combinations” between a publicly-held Delaware corporation and an “interested stockholder,” which is generally defined as a stockholder who becomes a beneficial owner of 15% or more of a Delaware corporation’s voting stock for a three-year period following the date that such stockholder became an interested stockholder. These provisions are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us to first negotiate with our Board. These provisions may delay or prevent someone from acquiring or merging with us, which may cause the market price of our common stock and the value of our securities to decline. In addition, rules applicable to TASE listed companies also limit the terms permitted with respect to a new class of shares and prohibit any such new class of shares from having superior voting rights to the rights of the class of shares listed on TASE.

If we fail to comply with the continued listing requirements of the NASDAQ Capital Market, our common stock may be delisted and the price of our common stock and our ability to access the capital markets could be negatively impacted.

On June 5, 2017, we received a written notice (the “June Notice”) from the NASDAQ Stock Market LLC (“NASDAQ”) that we were not in compliance with NASDAQ Listing Rule 5550(b)(2), as we did not maintain a minimum market value of listed securities of $35 million for the preceding 30 consecutive business days. In accordance with NASDAQ Listing Rule 5810(c)(3)(C), we had a period of 180 calendar days, or until December 4, 2017 to regain compliance with the market value of listed securities requirement. On December 5, 2017, we received a second written notice from NASDAQ which indicated that because we did not regain compliance with the market value of listed securities requirement by December 4, 2017, our securities would be delisted from NASDAQ on December 14, 2017 unless we request an appeal of such determination on or prior to such date. In accordance with NASDAQ Rules and procedures, on December 12, 2017, we requested an appeal before the NASDAQ Hearings Panel of the determination to delist our securities from The NASDAQ Capital Market. A hearing on this matter is currently scheduled to be held on January 25, 2018. The appeal has the effect of staying the delisting of our securities pending a final written decisions by the NASDAQ Hearings Panel.  Although we have requested an appeal before the Nasdaq Hearings Panel, no assurance can be given that we will be successful in our appeal.

In addition, on September 26, 2017, we received a written notice (the “September Notice”) from NASDAQ that we were not in compliance with NASDAQ Listing Rule 5550(a)(2), as the minimum bid price of our common stock has been below $1.00 per share for 30 consecutive business days. In accordance with NASDAQ Listing Rule 5810(c)(3)(A), we have a period of 180 calendar days, or until March 26, 2018, to regain compliance with the minimum bid price requirement. To regain compliance, the closing bid price of our common stock must meet or exceed $1.00 per share for at least 10 consecutive business days during this 180 calendar day period. In the event we do not regain compliance by March 26, 2018, we may be eligible for an additional 180 calendar day grace period if we meet the continued listing standards, with the exception of bid price, for the NASDAQ Capital Market, and we provide written notice to NASDAQ of our intention to cure the deficiency during the second compliance period. Although we may effect a reverse stock split of our issued and outstanding common stock in the future, there can be no assurance that such reverse stock split will enable the Company to regain compliance with NASDAQ minimum bid price requirement.

21

If our appeal with respect to our compliance with the market value of listed securities is not successful and/or we fail to regain compliance with the minimum bid price within the allotted compliance period(s), including any extensions that may be granted by NASDAQ or fail to comply with or other requirements for continued listing, our common stock may be delisted and the price of our common stock and our ability to access the capital markets could be negatively impacted. A delisting of our common stock from the NASDAQ Capital Market could materially reduce the liquidity of our common stock and result in a corresponding material reduction in the price of our common stock. In addition, delisting could harm our ability to raise capital through alternative financing sources on terms acceptable to us, or at all, and may result in the potential loss of confidence by investors, employees and fewer business development opportunities.

The exercise of outstanding warrants and stock options will have a dilutive effect on the percentage ownership of our capital stock by existing stockholders.

As of September 30, 2017, we had outstanding warrants to acquire 2,480,605 shares of our common stock and stock options to purchase 3,115,500 shares of our common stock (not including options to purchase an aggregate of 1,380,000 shares of common stock which are subject to approval by TASE and an increase in the common stock reserve pursuant to the Company’s 2017 Consultant Equity Incentive Plan), in addition to the common warrants and pre-funded warrants that we are offering hereunder. The expiration of the term of such options and warrants range from December 2017 to July 2022. If a significant number of such warrants and stock options are exercised by the holders, the percentage of our common stock owned by our existing stockholders will be diluted.

Risks Related to this Offering

Management will have broad discretion as to the use of the net proceeds from this offering, and we may not use the proceeds effectively.

Our management will have broad discretion as to the application of the net proceeds and could use them for purposes other than those contemplated at the time of this offering. Our stockholders may not agree with the manner in which our management chooses to allocate and spend the net proceeds. Moreover, our management may use the net proceeds for corporate purposes that may not increase our results of operations or the market value of our common stock. Our failure to apply these funds effectively could have a material adverse effect on our business, delay the development of our products and cause the price of our common stock to decline.

You may incur substantial dilution as a result of this offering and future equity issuance.

Based on our capitalization as of September 30, 2017, purchasers of our securities in this offering will incur immediate dilution. See “Dilution” on page 25 for a more detailed discussion of the dilution you will incur in this offering.

In addition to this offering, subject to market conditions and other factors, we may pursue additional financings in the future, as we continue to build and expand our business. In future years, we will likely need to raise additional capital to finance our operations. Accordingly, we may conduct future offerings of equity or debt securities. The exercise of outstanding options and warrants and future equity issuances will result in dilution to investors. In addition, the market price of our common stock could fall as a result of resales of any of these shares of common stock due to an increased number of shares of common stock available for sale in the market.

The common warrants and pre-funded warrants may not have any value.

The common warrants are exercisable at a price of $[●] and the pre-funded warrants are exercisable at a price of $[●]. In the event that our common stock price does not exceed the foregoing exercise prices during the period when such warrants are exercisable, such warrants may not have any value.

There is no public market for the common warrants or pre-funded warrants to purchase shares of our common stock being offered by us in this offering.

There is no established public trading market for the common warrants and the pre-funded warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the common warrants or pre-funded warrants on any national securities exchange or other nationally recognized trading system, including The NASDAQ Capital Market. Without an active market, the liquidity of the common warrants and pre-funded warrants will be limited.

22

The common warrants and pre-funded warrants are speculative in nature.

The common warrants and pre-funded warrants do not confer any rights of common stock ownership on their holders, such as voting rights or the right to receive dividends, but rather merely represent the right to acquire shares of common stock at a fixed price, and in the case of common warrants, for a limited period of time. Specifically, commencing on the date of issuance, holders of the common warrants may exercise their right to acquire the common stock and pay an exercise price of $[●] per share, subject to certain adjustments, prior to five years from the date of issuance, after which date any unexercised common warrants will expire and have no further value. Moreover, following this offering, the market value of the common warrants and pre-funded warrants, if any, is uncertain and there can be no assurance that the market value of the common warrants or pre-funded warrants will equal or exceed their imputed offering price. The common warrants and pre-funded warrants will not be listed or quoted for trading on any market or exchange. There can be no assurance that the market price of the common stock will ever equal or exceed the exercise price of the common warrants or pre-funded warrants, and consequently, whether it will ever be profitable for holders of the common warrants or pre-funded warrants to exercise such warrants.

We will need to record additional debt on our balance sheet.

Part of the proceeds of this offering will be used to repay $666,666 in principal amount of promissory notes that we sold to various institutional investors in our October 2017 private placement of securities. After such repayment, the aggregate outstanding principal amounts of the promissory notes sold in our October 2017 private placement of securities will be $666,667 which will be reflected on our 2017 year-end financial statements. The promissory notes were initially due and payable upon the earlier of (a) the closing of this offering or (b) February 28, 2018. We  have received a waiver from all of the holders of the promissory notes such that the remaining aggregate outstanding principal amounts of the promissory notes, or $666,667 shall be due upon the earlier of (x) the closing of our next offering or (y) March 31, 2018. If our next offering does not close by March 31, 2018, we do not expect that we will have sufficient assets to repay such notes and that there will be an event of default thereunder. If there is an event of default, the notes will accrue interest at the rate of 10% per annum. The additional debt could also reduce funds available for working capital and other corporate purposes and make it more difficult for us to find and secure alternative sources of capital to finance our operations.

The securities offered pursuant to this offering will be subject to TASE approval.

New issuances of securities by the Company must be approved by TASE prior to issuance. Accordingly, the securities offered hereby are subject to TASE approval. In the event that the Company does not receive TASE approval for the issuance of the securities offered hereby, the Company may not issue such securities.

In making your investment decision, you should not rely on press releases issued by the Company. You should rely only on statements made in this prospectus in determining whether to purchase our securities.

On November 30, 2017 and December 8, 2017, the Company issued press releases regarding its upcoming participation in the international CES tradeshow in Las Vegas in January 2018, and its intended release of new technology developments at such tradeshow. The Company issued such communication to provide information to customers and interested parties that may be attending the international CES tradeshow regarding a new business development in reliance upon existing securities laws and guidance governing such communications.

The Company has in the past, and may continue to issue press releases in the ordinary course, such as the press release described above, or receive, media coverage, including coverage that is not directly attributable to statements made by our officers and employees. The information in such press releases or coverage should not be considered by prospective investors in making an investment decisions relating to purchasing securities in this offering. Rather, prospective investors should carefully evaluate all of the information in this prospectus, and are cautioned to consider the risks and uncertainties disclosed in this Risk Factors section and elsewhere in this prospectus.

23

USE OF PROCEEDS

We estimate that the net proceeds to us from this offering will be approximately $[●] million if we sell all of the securities we are offering, based upon the assumed public offering price of $[●] per share of common stock and $[●] per pre-funded warrant, after deducting placement agent fees and estimated offering expenses payable by us. If we sell 75%, 50% or 25% of the maximum amount offered, our net proceeds would be approximately $[●], $[●] or $[●], respectively, after deducting placement agent fees and estimated offering expenses payable by us.

We will receive additional proceeds from the exercise of the prepaid warrants and common warrants issuable in connection with this offering, only if such common warrants are exercised at their exercise price of $[●], or the remaining unpaid $0.001 per share of the pre-paid warrants are to be paid to us, and the holders of such warrants pay such amounts in cash upon such exercise and do not utilize the cashless exercise provision of with respect to the warrants. Such proceeds with respect to the common warrants could not exceed $[●].

We will use the proceeds of the offering to repay $666,666 in principal amount of promissory notes that we sold to various institutional investors in our October 2017 private placement of securities. Such notes were issued at a 10% original issue discount, with no ordinary interest, and were initially due on the earlier of February 28, 2019 or the completion of an equity offering of our securities (of which this offering qualifies). We have received a waiver from all of the holders of the promissory notes such that the remaining aggregate outstanding principal amounts of the promissory notes, or $666,667 shall be due upon the earlier of the closing of our next offering or March 31, 2018.

We will also pay the placement agent an additional $120,000 in fees for its services as the sole placement agent in connection with such October 2017 private placement, of which $60,000 will become due and payable upon the closing of this offering and $60,000 will become due and payable upon the closing of our next offering in accordance with our agreement with the placement agent. Even if we raise less than the maximum amount offered, we will still use the proceeds to repay $666,666 in principal amount of promissory notes and $60,000 in fees payable to the placement agent. See “Plan of Distribution” on page 32.

We intend to use net proceeds from this offering (after the repayment of the aforementioned promissory notes and related fees to the placement agent) for working capital, repayment of trade payables and general corporate purposes. We have not yet determined the amount of net proceeds to be used specifically for any particular purpose or the timing of these expenditures. Accordingly, our management will have significant discretion and flexibility in applying the net proceeds from the sale of these securities. See “Risk Factors” for a discussion of certain risks that may affect our intended use of the net proceeds from this offering.

Our expected use of net proceeds from this offering represents our current intentions based upon our present plans and business condition. As of the date of this prospectus, we cannot currently allocate specific percentages of the net proceeds that we may use for the purposes specified above, and we cannot predict with certainty all of the particular uses for the net proceeds to be received upon the completion of this offering, or the amounts that we will actually spend on the uses set forth above. The amounts and timing of our actual use of the net proceeds will vary depending on numerous factors, including our ability to obtain additional financing. We may find it necessary or advisable to use the net proceeds for other purposes, and our management will have broad discretion in the application of the net proceeds, and investors will be relying on our judgment regarding the application of the net proceeds from this offering.

Pending the use of the net proceeds from this offering, we intend to invest the net proceeds in investment-grade, interest-bearing instruments.

24

DILUTION

If you purchase our securities in this offering, you will experience dilution in the net tangible book value per share of the common stock and/or pre-funded warrants you purchase to the extent of the difference between the combined public offering price per share and related warrant and the net tangible book value per share of our common stock immediately after this offering. The net tangible book value of our common stock on September 30, 2017, was approximately $(492,000), or approximately $(0.027) per share. Net tangible book value per share is equal to the amount of our total tangible assets, less total liabilities, divided by the aggregate number of shares of our common stock outstanding.

After giving effect to the assumed sale by us of [●] shares of common stock and/or pre-funded warrants, and common warrants to purchase up to[●] shares of common stock in this offering at an assumed combined public offering price of $[●] per share and related warrants, or $[●] per pre-funded warrant and related warrants, assuming no value is attributed to the warrants, and such warrants are accounted for and classified as equity, and after deducting the placement agent fees and estimated offering expenses payable by us, our as adjusted net tangible book value as of September 30, 2017, would have been approximately $[●] , or approximately $[●] per share. This represents an immediate increase in net tangible book value of approximately $[●]  per share to existing stockholders and an immediate dilution of approximately $[●] per share to new investors purchasing shares of our common stock and warrants in this offering. The following table illustrates this per share dilution, assuming no sale of pre-funded warrants:

Assumed combined public offering price per share and related warrants		$
Pro forma net tangible book value per share as of September 30, 2017	$
Increase in net tangible book value per share attributable to this offering
As adjusted net tangible book value per share after this offering
Dilution in as adjusted net tangible book value per share to new investors		$

The following tables illustrate the per share dilution, after giving effect to the assumed sale by us of 75%, 50% and 25% of the maximum offering amount, assuming no sale of pre-funded warrants.

75% of maximum offering amount:

Assumed combined public offering price per share and related warrants		$
Pro forma net tangible book value per share as of September 30, 2017	$
Increase in net tangible book value per share attributable to this offering
As adjusted net tangible book value per share after this offering
Dilution in as adjusted net tangible book value per share to new investors		$

50% of maximum offering amount:

Assumed combined public offering price per share and related warrants		$
Pro forma net tangible book value per share as of September 30, 2017	$
Increase in net tangible book value per share attributable to this offering
As adjusted net tangible book value per share after this offering
Dilution in as adjusted net tangible book value per share to new investors		$

25% of maximum offering amount:

Assumed combined public offering price per share and related warrants		$
Pro forma net tangible book value per share as of September 30, 2017	$
Increase in net tangible book value per share attributable to this offering
As adjusted net tangible book value per share after this offering
Dilution in as adjusted net tangible book value per share to new investors		$

25

The foregoing tables do not take into account further dilution to new investors that could occur upon the exercise of the warrants offered hereby or outstanding options and warrants having a per share exercise price less than the public offering price per share in this offering.  To the extent that outstanding options or warrants are exercised, or restricted stock units vest and settle, investors purchasing our common stock will experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

The table and discussion above are based on 18,406,245 shares outstanding as of September 30, 2017 and excludes as of that date:

●	925,500[6] shares of common stock issuable upon exercise of outstanding options as of September 30, 2017 under our 2017 Equity Incentive Plan at a price of $1.21;

●	2,190,000[7] shares of common stock issuable upon exercise of outstanding options as of September 30, 2017 under our 2017 Consultant Equity Incentive Plan at prices ranging from $1.50 to $5.10[8]; and

●	1,591,717 shares of common stock issuable upon the exercise of warrants outstanding as of September 30, 2017 at prices ranging from $0.04 to $5.10[9].

[6]	The outstanding options are subject to approval by TASE.
[7]	Excludes options to purchase 1,230,000 shares of common stock, of which 1,000,000 are exercisable at $1.00 per share and 230,000 are exercisable at $2.50 per share. Of such options, 390,000 are subject to TASE approval and the balance, or 840,000 are subject to TASE approval and an increase in the common stock reserve pursuant to the Company’s 2017 Consultant Equity Incentive Plan.
[8]	Based upon a conversion price of NIS 3.529 as of September 30, 2017.
[9]	Based upon a conversion price of NIS 3.529 as of September 30, 2017.

26

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of shares of our common stock as of December 12, 2017 by (i) each person known to beneficially own more than 5% of our outstanding common stock, (ii) each of our directors, (iii) each of our named executive officers and (iv) all of our directors and executive officers as a group. Except as otherwise indicated, the persons named in the table below have sole voting and investment power with respect to all shares beneficially owned, subject to community property laws, where applicable.

Beneficial Owner(1)	Shares of Common Stock Beneficially Owned		Percentage(2)
Shoshana Zigdon	3,500,000		19.02%
Israel Levi	1,437,850		7.81%

Named executive officers and directors:
Eliyahu Walles	300,000	(3)	1.60%
Ronen Luzon	2,055,950	(4)	11%
Or Kles	28,333	(5)	*
Billy Pardo	2,055,950	(6)	11%
Arik Kaufman	0	(7)	0
Oren Elmaliah	0	(8)	0
Oron Branitzky	0	(9)	0
All Executive Officers and Directors as a Group ( persons)	2,384,283		12.53%

* less than 1%

(1)	The address of each person is c/o My Size, Inc., 3 Arava St., pob 1026, Airport City, Israel 7010000 unless otherwise indicated herein.

(2)

The calculation in this column is based upon 18,406,245 shares of common stock outstanding on December 12, 2017. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to the subject securities. Shares of common stock that are currently exercisable or exercisable within 60 days of December 12, 2017 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage beneficial ownership of such person, but are not treated as outstanding for the purpose of computing the percentage beneficial ownership of any other person.

(3)	Includes options to purchase up to 300,000 shares of the Company’s common stock which vest in full on January 24, 2018.

(4)

Includes (i) 1,755,950 shares of common stock, (ii) options to purchase up to 150,000 shares of the Company’s common stock which vest in full on January 24, 2018 and (iii) options to purchase up to 150,000 shares of the Company’s common stock which vest in full on January 24, 2018 which are held by Billy Pardo, Ronen Luzon’s spouse. Mr. Luzon may be deemed to beneficially hold the securities of the Company held by Mrs. Pardo.

(5)	Includes an option to purchase 28,333 shares of the Company’s common stock. Excludes (i) an option to purchase up to 28,333 shares of the Company’s common stock which vest in full on May 1, 2018 and (ii) an option to purchase up to 28,334 shares of the Company’s common stock which vest in full on May 1, 2019.

(6)

Includes (i) options to purchase up to 150,000 shares of the Company’s common stock which vest in full on January 24, 2018, (ii) 1,755,950 shares of common stock which are held by Ronen Luzon, Billy Pardo’s spouse and (iii) options to purchase up to 150,000 shares of the Company’s common stock which vest in full on January 24, 2018 which are held by Ronen Luzon, Billy Pardo’s spouse. Mrs. Pardo may be deemed to beneficially hold the securities of the Company held by Mr. Luzon.

(7)	Excludes options to purchase up to 10,000 shares of the Company’s common stock which vest in full on July 24, 2018.

(8)	Excludes options to purchase up to 10,000 shares of the Company’s common stock which vest in full on July 24, 2018.

(9)	Excludes options to purchase up to 10,000 shares of the Company’s common stock which vest in full on July 24, 2018.

27

DESCRIPTION OF SECURITIES

Description of Capital Stock

The following description of our common stock summarizes the material terms and provisions of the common stock that we may issue in connection with this offering. It may not contain all the information that is important to you. For the complete terms of our common stock, please refer to our Certificate of Incorporation, as amended and our amended and restated bylaws, which are filed as exhibits to the registration statement which includes this prospectus. The Delaware General Corporation Law (“DGCL”) may also affect the terms of these securities.

Common Stock

On March 22, 2017, we filed an amended and restated certificate of incorporation with the Secretary of State of the State of Delaware. Pursuant to our amended and restated certificate of incorporation we are authorized to issue 50,000,000 shares of common stock, par value $0.001 per share.

The following is qualified in its entirety by reference to our certificate of incorporation, as amended, and our bylaws, and by the provisions of applicable law. A copy of our amended and restated certificate of incorporation was filed as Exhibit 3.1 to our Current Report on Form 8-K filed on March 23, 2017, which is incorporated herein by reference. A copy of our bylaws were filed as Exhibit 3.2 to our Annual Report on Form 10-K filed on March 4, 2016, which is incorporated herein by reference.

Holders of our common stock are entitled to one vote for each share on all matters submitted to a vote of stockholders, and do not have cumulative voting rights. Generally, in matters other than the election of directors, the affirmative vote of a majority of the votes cast authorizes such an action, except where Delaware General Corporation Law prescribes a different percentage of votes or a different exercise of voting power. For the election of directors, directors are elected by a plurality of the votes of the shares present in person or represented by proxy and entitled to vote. Holders of our common stock are entitled to receive, as, when and if declared by our Board of directors from time to time, such dividends and other distributions in cash, stock or property from our assets or funds legally available for such purposes.

Except as set forth herein, no preemptive, conversion, or other subscription rights apply to our common stock. All outstanding shares of our common stock are fully paid and non-assessable. In the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in the assets available for distribution.

28

October 2017 Private Placement

On October 26, 2017, the Company entered into a securities purchase agreement to sell original issue discount non-convertible notes in the aggregate principal amount of approximately $1.33 million and warrants to purchase up to 888,888 shares of the Company’s common stock to certain accredited investors for gross proceeds of $1.2 million. Pursuant to the October 2017 securities purchase agreement, the Company agreed to provide the investors in such financing participation rights in any Subsequent Placements (as defined hereafter). Specifically, until the eighteen month anniversary of the closing date of the transaction, neither the Company nor any of its subsidiaries may issue, offer, sell, grant any option or right to purchase, or otherwise dispose of (or announce any issuance, offer, sale, grant of any option or right to purchase or other disposition of) any equity security or any equity-linked or related security (including, without limitation, any “equity security” (as that term is defined under Rule 405 promulgated under the Securities Act), any convertible securities, any debt or any purchase rights) (any such issuance, offer, sale, grant, disposition or announcement is referred to as a “Subsequent Placement”) unless the Company first offers to issue and sell to or exchange with the investors in the October financing such investors’ pro rata portion of 35% of the securities being offered, provided that the number of securities being offered which the investors shall have the right to subscribe for shall be based on each investor’s pro rata portion of the aggregate original principal amount of the notes purchased pursuant to the October financing.

Listing

Our common stock is listed on The NASDAQ Capital Market under the symbol “MYSZ”.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is VStock Transfer. Its address is 18 Lafayette Pl, Woodmere, NY 11598.

Pre-Funded Warrants

The following summary of certain terms and provisions of pre-funded warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the pre-funded warrant, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions of the form of pre-funded warrant for a complete description of the terms and conditions of the pre-funded warrants.

Exercise Price and Duration. Each pre-funded warrant offered hereby will have an initial exercise price equal to $[●] per share, the difference of (x) the purchase price of one share of our common stock and [●] of a common warrant to purchase one share of common stock being sold in this offering and (y) the nominal value of the exercise price of [●] of a common warrant to purchase one share of common stock being sold in this offering. The Company will receive $[●] of the exercise price per share from the initial holder of the pre-funded warrant as of the closing of this offering, which will be pre-funded to the Company on or prior to the closing of this offering and will include the payment of the nominal value of $0.001 per share of our common stock issuable upon exercise of each pre-funded warrant (each, a “Pre-Funded Prepayment”). As a result of the Pre-Funded Prepayment, only $0.001 of the exercise price will remain unpaid as of the initial issuance date (as adjusted for stock splits, stock dividends, recapitalizations and similar events, each a “Remaining Pre-funded Per Share Amount”). Consequently, upon each exercise of the pre-funded warrant, only the applicable Remaining Pre-funded Per Share Amount of the applicable aggregate exercise price of the pre-funded warrant shall be the remaining unpaid amount that must be satisfied by the holder (whether in cash or by a cashless exercise) to effect an exercise of the pre-funded warrant. For the avoidance of doubt, (a) after giving effect to the applicable Pre-Funded Prepayment, other than the applicable Remaining Pre-funded Per Share Amount, no additional consideration shall be due and payable to effect any exercise of the pre-funded warrant and (b) the applicable Pre-Funded Prepayment is nonrefundable, whether or not the pre-funded warrant is exercised in full. The pre-funded warrants will be immediately exercisable and may be exercised at any time until the pre-funded warrants are exercised in full. The exercise price and number of shares of common stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock and the exercise price. The pre-funded warrants will be issued separately from the accompanying common warrants, and may be transferred separately immediately thereafter.

Exercisability. The pre-funded warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of the pre-funded warrant to the extent that the holder would own more than 4.99 % of the outstanding common stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of ownership of outstanding stock after exercising the holder’s pre-funded warrants up to 9.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the pre-funded warrants. Purchasers of pre-funded warrants in this offering may also elect prior to the issuance of the pre-funded warrants to have the initial exercise limitation set at 9.99% of our outstanding common stock. No fractional shares of common stock will be issued in connection with the exercise of a pre-funded warrant. In lieu of fractional shares, we will either pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price or round up to the next whole share.

Cashless Exercise.  If, at the time a holder exercises its pre-funded warrants, a registration statement registering the issuance of the shares of common stock underlying the pre-funded warrants under the Securities Act is not then effective or available and an exemption from registration under the Securities Act is not available for the issuance of such shares, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the Pre-Funded Prepayment, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the pre-funded warrants.

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Transferability. Subject to applicable laws, a pre-funded warrant may be transferred at the option of the holder upon surrender of the pre-funded warrant to us together with the appropriate instruments of transfer.

Exchange Listing. We do not intend to list the pre-funded warrants on any securities exchange or nationally recognized trading system.

Right as a Stockholder. Except as otherwise provided in the pre-funded warrants or by virtue of such holder’s ownership of shares of our common stock, the holders of the pre-funded warrants do not have the rights or privileges of holders of our common stock, including any voting rights, until they exercise their pre-funded warrants.

Common Warrants

The following summary of certain terms and provisions of common warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the common warrants, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions of the form of common warrant for a complete description of the terms and conditions of the common warrants.

Form. There is no agent for the common warrants or pre-funded warrants. The common warrants and pre-funded warrants will be issued as individual warrant agreements to the investors. The material terms and provisions of the common warrants and pre-funded warrants offered hereby are summarized below.

Exercise Price and Duration. Each common warrant will have an exercise price of $[●] per share (subject to appropriate adjustment in the event of recapitalization events, stock dividends, stock splits, stock combinations, reclassifications, reorganizations or similar events). The Company will receive the nominal value of $0.001 per share from the initial holder of  the common warrant as of the closing of this offering, which will be pre-funded to the Company on or prior to the closing of this offering (as adjusted for stock splits, stock dividends, recapitalizations and similar events, the “Nominal Per Share Amount”, and such prepayment, each, a “Prepayment”). Consequently, upon each exercise of the common warrant, the applicable aggregate exercise price of the common warrant (less the applicable Nominal Per Share Amount) shall be the only remaining unpaid amount of $[●] per share (subject to appropriate adjustment in the event of recapitalization events, stock dividends, stock splits, stock combinations, reclassifications, reorganizations or other similar events) that must be satisfied by the holder (whether in cash or by a  cashless exercise) to effect an exercise of the common warrant. The Prepayment is nonrefundable, whether or not the common warrant is exercised in full. The common warrants will be immediately exercisable and will expire on the fifth anniversary of the original issuance date. The exercise price and number of shares of common stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock and the exercise price. The common warrants will be issued separately from the common stock, and may be transferred separately immediately thereafter. A common warrant to purchase [●] share of our common stock will be issued for every one share of common stock or pre-funded warrant purchased in this offering.

Exercisability.  The common warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of the common warrant to the extent that the holder would own more than 4.99% of the outstanding common stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of ownership of outstanding stock after exercising the holder’s common warrants up to 9.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the common warrants. No fractional shares of common stock will be issued in connection with the exercise of a common warrant. In lieu of fractional shares, we will either pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price or round up to the next whole share.

Cashless Exercise.  If, at the time a holder exercises its common warrants, a registration statement registering the issuance of the shares of common stock underlying the common warrants under the Securities Act is not then effective or available and an exemption from registration under the Securities Act is not available for the issuance of such shares, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the common warrants.

Transferability.  Subject to applicable laws, a common warrant may be transferred at the option of the holder upon surrender of the common warrant to us together with the appropriate instruments of transfer.

Exchange Listing.  We do not intend to list the common warrants on any securities exchange or nationally recognized trading system.

Right as a Stockholder.  Except as otherwise provided in the common warrants or by virtue of such holder’s ownership of shares of our common stock, the holders of the common warrants do not have the rights or privileges of holders of our common stock, including any voting rights, until they exercise their common warrants.

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Certain Effects of Authorized but Unissued Stock

We have shares of common stock available for future issuance without stockholder approval. We may issue the shares of authorized capital stock for a variety of corporate purposes, including future public or private offerings to raise additional capital or to facilitate corporate acquisitions or for payment as a dividend on our capital stock.

Anti-Takeover Effects of Provisions of Delaware Law

We are subject to the provisions of Section 203 of the DGCL, or Section 203. Under Section 203, we would generally be prohibited from engaging in any business combination with any interested stockholder for a period of three years following the time that this stockholder became an interested stockholder unless:

●	prior to this time, our Board approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

●	upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding shares owned by persons who are directors and also officers, and by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

●	at or subsequent to such time, the business combination is approved by our Board and authorized at a special or annual stockholders meeting, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Under Section 203, a “business combination” includes:

●	any merger or consolidation involving the corporation and the interested stockholder;

●	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

●	any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder, subject to limited exceptions;

●	any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

●	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an interested stockholder as an entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by such entity or person.

Limitation of Liability and Indemnification

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses including attorneys’ fees, judgments, fines and amounts paid in settlement in connection with various actions, suits or proceedings, whether civil, criminal, administrative or investigative other than an action by or in the right of the corporation, a derivative action, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses including attorneys’ fees incurred in connection with the defense or settlement of such actions, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s certificate of incorporation, bylaws, agreement, a vote of stockholders or disinterested directors or otherwise.

Our Certificate of Incorporation and By-Laws provide that we will indemnify and hold harmless, to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, as amended from time to time, each person that such section grants us the power to indemnify.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors and officers pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

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PLAN OF DISTRIBUTION

Roth Capital Partners, LLC, which we refer to as the placement agent, has agreed to act as the exclusive placement agent in connection with this offering subject to the terms and conditions of a placement agency agreement, dated          , 2017. The placement agent may engage selected dealers to assist in the placement of the shares of our common stock and warrants offered pursuant to this prospectus. The placement agent is not purchasing or selling any shares of our common stock or warrants offered by this prospectus, nor is it required to arrange the purchase or sale of any specific number or dollar amount of the shares of our common stock or warrants, but has agreed to use its commercially reasonable “best efforts” to arrange for the sale of all of the shares of our common stock and warrants offered hereby.

We will enter into purchase agreements directly with investors in connection with this offering and we may not sell the entire amount of shares and warrants offered pursuant to this prospectus. The public offering price set forth on the cover page of this prospectus has been determined based upon arm’s-length negotiations between the purchasers and us.

Placement Agent’s Fees and Expenses

We have agreed to pay the placement agent an aggregate cash placement fee equal to 7% of the gross proceeds from the sale of the shares and warrants in this offering.

The following table shows the per share or pre-funded warrant, and total cash placement agent’s fees we will pay to the placement agent in connection with the sale of the shares of our common stock and warrants offered pursuant to this prospectus, assuming the purchase of all of the shares and warrants offered hereby:

Per Share or Pre-Funded Warrant	$
Total	$

Because there is no minimum offering amount required as a condition to closing in this offering, the actual total placement agent fees, if any, are not presently determinable and may be substantially less than the maximum amount set forth above. We have also agreed to reimburse the placement agent for certain of its out-of-pocket expenses in an aggregate amount not to exceed $90,000.

We have also agreed to grant the placement agent a right of first refusal, for 12 months from the date of the placement agency agreement, to act as lead book-running manager for any underwritten public offering, exclusive placement agent or financial advisor in connection with any private offering of securities, and as financial advisor in connection with a sale or similar transaction involving the Company. Any such engagement would be pursuant to a separate agreement that provides for customary fees and other terms and conditions agreed upon between the Company and the placement agent. Such right of first refusal shall not survive if the placement agency agreement is terminated for cause by the Company in accordance with FINRA Rule 5110(f)(2)(D)(ii).

Our obligation to issue and sell the shares and warrants offered hereby to the purchasers is subject to the conditions set forth in the purchase agreements, which may be waived by us at our discretion. A purchaser’s obligation to purchase the shares and warrants offered hereby is subject to the conditions set forth in his or her purchase agreement as well, which may also be waived.

In addition, at the closing of the offering, we will pay the placement agent a fee of $60,000 in connection with our private placement of non-convertible notes and warrants that closed on October 30, 2017, for which it also served as the placement agent. An aggregate of $120,000 of placement agent fees are payable in connection with the October 2017 private placement. Under the terms of our October 2, 2017 engagement letter with the placement agent, such fees were due and payable upon the earlier of (a) the February 28, 2018 maturity date of the notes, and (b) the first offering of our equity securities or any equity-linked or related securities with aggregate gross proceeds of at least $1 million. However, in the placement agency agreement for this offering, we agreed that $60,000 of the fees from our October 2017 private placement shall become due and payable at the closing of this offering, and the balance of such fee, or $60,000, will become due and payable upon the closing of our next public or private offering of securities.

Pursuant to the terms of our October 2, 2017 engagement letter with the placement agent, if we decide to make an offering of our equity, equity-linked or debt securities at any time until the six-month anniversary of the October 2017 private placement (or April 30, 2018), we granted the placement agent the right to act as the exclusive placement agent or lead book-running manager, as applicable, for such offering under a separate agreement containing terms and conditions customary for the placement agent and mutually agreed upon by us and the placement agent.

We currently anticipate that the sale of the shares and warrants offered by this prospectus will be completed on or about             , 2017. We estimate the total offering expenses of this offering that will be payable by us, excluding the placement agent’s fees, will be approximately $           , which includes legal and printing costs, various other fees and reimbursement of the placements agent’s expenses. At the closing, The Depository Trust Company will credit the shares of common stock to the respective accounts of the purchasers. We will mail the warrants directly to the investors at the respective addresses set forth in their purchase agreements with us.

Indemnification

We have agreed to indemnify the placement agent against liabilities under the Securities Act of 1933, as amended. We have also agreed to contribute to payments the placement agent may be required to make in respect of such liabilities.

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Lock-up Agreements

We have agreed, subject to certain exceptions, until the earlier of (i) January 10, 2018 and (ii) such time that the Company’s aggregate trading volume on the NASDAQ Capital Market is at least 25,000,000 shares following the public announcement of the terms of this offering, not to offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of directly or indirectly any shares of our common stock or any securities convertible into or exchangeable for shares of our common stock either owned as of the date hereof or thereafter acquired without the prior written consent of the placement agent. In addition, our executive officers, directors and Shoshana Zigdon, who beneficially owns approximately 19.02% of our common stock immediately prior to this offering have agreed, subject to certain exceptions, for a period of 90 days after the date of this prospectus, not to offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of, directly or indirectly any shares of our common stock or any securities convertible into or exchangeable for shares of our common stock either owned as of the date hereof or thereafter acquired without the prior written consent of the placement agent. The placement agent may, in its sole discretion and at any time or from time to time before the termination of the lock-up period, without notice, release all or any portion of the securities subject to lock-up agreements.

Leak-out Agreements

Until the earlier of (i) January [●], 2018 and (ii) the fifth consecutive trading day during which the VWAP (as defined in the warrants) for each such trading day during such period is equal to or exceeds $[●] per share, each investor either alone or together with its affiliates, in this offering will be limited to selling no more than [●]% of the daily trading volume of the common stock on such trading day, including shares of common stock or shares of common stock underlying any convertible securities (including any shares of common stock acquirable upon exercise of purchased pre-funded warrants or common warrants).

Electronic Distribution

This prospectus may be made available in electronic format on websites or through other online services maintained by the placement agent, or by an affiliate. Other than this prospectus in electronic format, the information on the placement agent’s website and any information contained in any other website maintained by the placement agent is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the placement agent, and should not be relied upon by investors.

The foregoing does not purport to be a complete statement of the terms and conditions of the placement agency agreement and purchase agreements. A copy of the placement agency agreement and the form of purchase agreement with the purchasers are included as exhibits to the registration statement of which this prospectus forms a part. See “Where You Can Find Additional Information” on page 34.

Regulation M Restrictions

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the shares and warrants sold by it while acting as a principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the placement agent would be required to comply with the requirements of the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares of our common stock and warrants by the placement agent acting as a principal. Under these rules and regulations, the placement agent:

●	must not engage in any stabilization activity in connection with our securities; and

●	must not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Passive Market Making

In connection with this offering, the placement agent may engage in passive market making transactions in our common stock on The NASDAQ Capital Market in accordance with Rule 103 of Regulation M promulgated under the Exchange Act during a period before the commencement of offers or sales of the shares of common stock and warrants and extending through the completion of the distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, that bid must then be lowered when specified purchase limits are exceeded.

Other

From time to time, the placement agent and its affiliates have provided, and may in the future provide, various investment banking, financial advisory and other services to us and our affiliates for which services they have received, and may in the future receive, customary fees. In the course of their businesses, the placement agent and its affiliates may actively trade our securities or loans for their own account or for the accounts of customers, and, accordingly, the placement agent and its affiliates may at any time hold long or short positions in such securities or loans. Except for services provided in connection with this offering, and except as set forth in this paragraph, the placement agent has not provided any investment banking or other financial services during the 180-day period preceding the date of this prospectus supplement and we do not expect to retain the placement agent to perform any investment banking or other financial services for at least 90 days after the date of this prospectus supplement. As disclosed above, the placement agent acted as the sole placement agent in the private placement of our non-convertible notes and warrants which closed on October 30, 2017, with an aggregate purchase price for such securities of $1,200,000 (excluding the proceeds, if any, from the exercise of the warrants issued in such offering). As discussed above, a placement agent fee of $120,000 became payable as a result of such offering, $60,000 of which will be paid at the closing of this offering on or around            , 2017 and the balance of such fee, or $60,000, will become due and payable upon the closing of our next public or private offering of securities. In addition, we reimbursed the placement agent for $25,000 of legal expenses at the closing of the October 2017 private placement. Furthermore, under the terms of the October 2, 2017 engagement letter, if we decide to make an offering of our equity, equity-linked or debt securities at any time until the six-month anniversary of the October 2017 private placement (or April 30, 2018), we have granted the placement agent the right to act as the exclusive placement agent or lead book-running manager, as applicable, for such offering under a separate agreement containing terms and conditions customary for the placement agent and mutually agreed upon by us and the placement agent.

Listing of Common Stock

Our common stock is listed on The NASDAQ Capital Market under the symbol “MYSZ”.

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LEGAL MATTERS

The validity of the shares of common stock offered hereby will be passed upon for us by Sheppard, Mullin, Richter & Hampton LLP, New York, New York. Certain legal matters with respect to this offering will be passed upon for the placement agent by Kelley Drye & Warren LLP, New York, New York.

EXPERTS

The consolidated financial statements of My Size, Inc. as of and for the year ended December 31, 2016 have been incorporated by reference herein and in the registration statement in reliance upon the report of Somekh Chaikin, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of My Size, Inc. as of and for the year ended December 31, 2015 have been incorporated by reference herein and in the registration statement in reliance upon the report of Weinberg & Baer LLC, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

Where You Can Find More Information

We have filed a registration statement on Form S-1 with the SEC covering the securities we are offering by this prospectus. This prospectus does not include all of the information contained in the registration statement. You should refer to the registration statement and its exhibits for additional information. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete and you should refer to the exhibits filed as part of the registration statement for copies of the actual contract, agreement or another document.

We file annual, quarterly and other periodic reports, proxy statements and other information with the Securities and Exchange Commission. You can read our Securities and Exchange Commission filings, including this registration statement, over the Internet at the Securities and Exchange Commission’s website at www.sec.gov. You may also read and copy any document we file with the Securities and Exchange Commission at its public reference facilities at 100 F Street NE, Washington, D.C. 20549. You may also obtain copies of these documents at prescribed rates by writing to the Public Reference Section of the Securities and Exchange Commission at 100 F Street NE, Washington, D.C. 20549. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

Our Internet address is www.MySizeID.com. There we make available free of charge, on or through the investor relations section of our website, annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with the Securities and Exchange Commission. The information found on our website is not part of this prospectus and investors should not rely on any such information in deciding whether to invest.

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Incorporation of Certain Information by Reference

The SEC allows us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information that we incorporate by reference is considered to be part of this prospectus. Because we are incorporating by reference our future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some or all of the information included or incorporated in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c) 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (i) after the date of the initial registration statement and prior to effectiveness of the registration statement, and (ii) on or after the date of this prospectus until the earlier of the date on which all of the securities registered hereunder have been sold or the registration statement of which this prospectus is a part has been withdrawn:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, filed with the SEC on April 14, 2017;

●	our Quarterly Report on Form 10-Q for the three months ended March 31, 2017, June 30, 2017, and September 30, 2017 filed with the SEC on May 16, 2017, August 18, 2017, and November 13, 2017, respectively;

●	our Current Reports on Form 8-K or 8-K/A filed with the SEC on January 4, 2017, February 10, 2017, February 17, 2017, February 22, 2017, February 24, 2017, February 28, 2017, March 23, 2017, April 21, 2017, May 4, 2017, May 11, 2017, May 16, 2017, June 9, 2017, June 23, 2017, June 30, 2017, August 22, 2017, August 31, 2017, September 11, 2017, September 27, 2017, October 2, 2017, October 27, 2017, December 6, 2017, December 11, 2017 and December 12, 2017;

●	our definitive proxy statement on Schedule 14A relating to our 2017 annual meeting of stockholders filed on March 2, 2017; and

●	the description of our common stock, which is contained in the registration statement on Form 8-A filed with the SEC on June 14, 2016 (File No. 001-37370).

Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits, is not incorporated by reference in this prospectus.

The information about us contained in this prospectus should be read together with the information in the documents incorporated by reference. You may request a copy of any or all of these filings, at no cost, by writing or telephoning us at: Or Kles, Chief Financial Officer, 3 Arava St. pob 1026, Airport City, Israel 701000, telephone number 972-3-600-9030.

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MY SIZE, INC.

$2,500,000

Shares of Common Stock

Pre-funded Warrants to Purchase Shares of Common Stock

Common Warrants to Purchase Shares of Common Stock

PROSPECTUS

Roth Capital Partners

                   , 2017

PART II-INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance And Distribution

The following table sets forth the fees and expenses, other than placement agent fees and expenses, payable in connection with the registration of the common stock hereunder. All amounts are estimates except the SEC registration fee and the FINRA filing fee.

Item	Amount to be paid
SEC registration fee	$311.25
Printing expenses	20,000
FINRA Filing fee	1,700
Legal fees and expenses	200,000
Accounting fees and expenses	12,000
Transfer Agent fees and expenses	1,500
Miscellaneous expenses	10,000.75
Total	$245,512

Item 14. Indemnification of Directors and Officers.

Section 145 (“Section 145”) of the DGCL permits indemnification of directors, officers, agents and controlling persons of a corporation under certain conditions and subject to certain limitations. Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director, officer or agent of the corporation or another enterprise if serving at the request of the corporation. Depending on the character of the proceeding, a corporation may indemnify against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if the person indemnified acted in good faith and in a manner he or she reasonably believed to be in or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. In the case of an action by or in the right of the corporation, no indemnification may be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that despite the adjudication of liability such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Section 145 further provides that to the extent a present or former director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith. The foregoing is only a summary of the described sections of the Delaware General Corporation Law and is qualified in its entirety by reference to such sections.

The Company’s Certificate of Incorporation and Bylaws provide that it shall indemnify each of its officers and directors to the fullest extent permitted by Section 145.

The Company’s Certificate of Incorporation provides that no current or former director of the Company shall be personally liable to it or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may hereafter be amended.

In addition to the foregoing, the Company maintains directors and officers liability insurance to cover risk exposure for its directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to My Size’s directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, My Size has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 15.  Recent Sales of Unregistered Securities.

The Company has sold the securities described below within the past three years which were not registered under the Securities Act. Unless otherwise indicated, all of the sales listed below were made pursuant to an exemption from registration afforded by Section 4(a)(2) of the Securities Act and Regulation D thereunder.

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From January to February 2016, the Company issued convertible debt in the form of notes which were convertible into an aggregate of 985,712 shares of the Company’s common stock and warrants to purchase up to 985,712 shares of the Company’s common stock for gross proceeds in the amount of $3,450,000. The issuance of the securities was deemed to be exempt from the registration requirements of the Securities Act by virtue of Regulation S as a transaction by an issuer outside of the United States.

From March to May 2016, the Company issued convertible debt in the form of notes which were convertible into an aggregate of 301,427 shares of the Company’s common stock and warrants to purchase up to 301,427 shares of the Company’s common stock for gross proceeds in the amount of $1,055,000. The issuance of the securities was deemed to be exempt from the registration requirements of the Securities Act by virtue of Regulation S as a transaction by an issuer outside of the United States.

On June 10, 2016, the Company issued 1,528,687 shares of common stock in exchange for $5,350,000 of convertible loans, in accordance with a convertible loan agreement.

On July 14, 2016, the Company converted $8,405,000 of the Company’s convertible debt in the form of notes into an aggregate of 2,401,523 shares of the Company’s common stock at a price of $3.50 per share.

On September 7, 2016, the Company issued an aggregate of 562,998 shares of common stock, and two-year options to purchase up to 562,998 shares of common stock with an exercise price of NIS 18 per share upon the conversion of an aggregate of $1,970,500 of convertible loans. On July 14, 2016, the Company’s board of directors resolved to act according to the provisions of the convertible loan agreements which were signed by the Company and to carry out an automatic conversion of the loans into Company shares subject to its receipt of the consideration and the approvals required by law. The Company issued the shares for the convertible loans the allotment of which had been approved by the stock exchange and the consideration for which had been received. As of December 31, 2016, the Company issued 2,091,566 shares for convertible loans received by it in the sum of $7,320.

On February 13, 2017, the Company entered into a securities purchase agreement with an accredited investor. On February 22, 2017, the Company and the investor consummated the transactions contemplated by the securities purchase agreement pursuant to which the investor acquired from the Company 200,000 shares of the Company’s common stock and warrants to purchase up to 250,000 shares of the Company’s common stock for $200,000.

On August 16, 2017, the Company entered into a securities purchase agreement with two investors pursuant to which the Company sold an aggregate of 250,000 shares of common stock at a purchase price of $1.00 per share.

On August 16, 2017, the Company entered into a securities purchase agreement with an investor pursuant to which the investor will purchase 530,000 shares of the Company’s common stock at $1.00 per share in separate installments. The investor has issued a guarantee note issued by Trade Bancorp in the amount of $530,000 in favor of the Company. In the event that the investor does not fulfil its obligation to purchase 530,000 shares of the Company’s common stock pursuant to the securities purchase agreement, the Company may call the guarantee note; provided, however, the guarantee note expires on November 13, 2017.

On October 26, 2017, the Company entered into a securities purchase agreement to sell original issue discount non-convertible notes in the aggregate principal amount of approximately $1.33 million and warrants to purchase up to 888,888 shares of the Company’s common stock to certain accredited investors for gross proceeds of $1.2 million.

Item 16.  Exhibits and Financial Statement Schedules.

(a)     The exhibits listed under the caption “Exhibit Index” following the signature page are filed herewith or incorporated by reference herein.

(b)     Financial Statement Schedules

No financial statement schedules are provided because the information required to be set forth therein is not applicable or is shown in the consolidated financial statements or notes thereto.

Item 17.  Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

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(iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) The undersigned Registrant hereby undertakes that:

(1) for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

(2) for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for fling on Form S-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Airport City, State of Israel, on December 19, 2017.

My Size, Inc.

By:	/s/ Ronen Luzon
Ronen Luzon
Its:	Chief Executive Officer
(Principal Executive Officer)

By:	/s/ Or Kles
Or Kles
Its:	Chief Financial Officer
(Principal Financial and Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

/s/ Ronen Luzon	December 19, 2017
Ronen Luzon
Chief Executive Officer and Director (Principal Executive Officer)

/s/ Or Kles	December 19, 2017
Chief Financial Officer (Principal Financial and Accounting Officer)

*	December 19, 2017
Eli Walles
Chairman

*	December 19, 2017
Arik Kaufman
Director

*	December 19, 2017
Oren Elmaliah
Director

*	December 19, 2017
Oron Branitzky
Director

By:	/s/ Ronen Luzon
Ronen Luzon, Attorney-In-Fact

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EXHIBIT INDEX

(b) Exhibits

Exhibit Number	Description
1.1*	Form of Placement Agency Agreement by and between My Size, Inc. and Roth Capital Partners, LLC

3.1	Amended and Restated Certificate of Incorporation of My Size, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Current Form on Form 8-K filed on March 23, 2017)

3.2	By-Laws of My Size, Inc. (incorporated by reference to Exhibit 3.2 to the Company’s Annual Report on Form 10-K filed on March 4, 2016)

4.1	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-3/A filed on November 14, 2016)

4.2*	Form of Pre-Funded Warrant

4.3**	Form of Common Warrant

5.1**	Opinion of Sheppard Mullin Richter & Hampton LLP

10.1	My Size, Inc. 2017 Equity Incentive Plan (incorporated by reference as an exhibit to the Company’s Definitive Proxy Statement on Schedule DEF 14A filed on March 2, 2017)

10.2	My Size, Inc. 2017 Consultant Equity Incentive Plan (incorporated by reference as an exhibit to the Company’s Definitive Proxy Statement on Schedule DEF 14A filed on March 2, 2017)

10.3	Form of Securities Purchase Agreement (incorporated by reference as Exhibit 99.1 to the Company’s Registration Statement on Form S-3 filed on September 20, 2016)

10.4	Form of Note (incorporated by reference as Exhibit 99.2 to the Company’s Registration Statement on Form S-3 filed on September 20, 2016)

10.5	Form of Warrant (incorporated by reference as Exhibit 99.3 to the Company’s Registration Statement on Form S-3 filed on September 20, 2016)

10.6	Cooperation Agreement between My Size and In Situ S.A. dated as of November 7, 2014 (incorporated by reference to Exhibit 10.1 to the Company’s Annual Report on Form 10-K filed on March 4, 2017)

10.7	Purchase Agreement between My Size, Inc. and Shoshana Zigdon dated as of February 16, 2014 (incorporated by reference to Exhibit 10.2 to the Company’s Annual Report on Form 10-K filed on March 4, 2017)

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Exhibit Number	Description
10.8	Contract for Services Regarding the Preparation of Public Funding Applications between My Size, Inc. and PNO Polska Sp. z o.o. dated as of February 1, 2017 (incorporated by reference to Exhibit 10.3 to the Company’s Annual Report on Form 10-K filed on April 14, 2017)

10.9	Form of Securities Purchase Agreement dated February 13, 2017 (incorporated by reference to Exhibit 10.1 to the Company’s Registration Statement on Form S-3 filed on March 3, 2017)

10.10	Warrant issued to Longside Ventures LLC dated February 22, 2017 (incorporated by reference to Exhibit 4.2 to the Company’s Registration Statement on Form S-3 filed on March 3, 2017)

10.11	Technology and License Agreement dated as of March 4, 2016 between My Size, Inc. and LSY International, Inc. (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on March 7, 2016).

10.12	Form of Securities Purchase Agreement dated August 16, 2017 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on August 22, 2017)

10.13	Form of Securities Purchase Agreement dated August 16, 2017 (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on August 22, 2017)

10.14	Form of Securities Purchase Agreement dated October 26, 2017 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on October 27, 2017)

10.15	Form of Note issued October 30, 2017 (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on October 27, 2017)

10.16	Form of Warrant issued October 30, 2017 (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed on October 27, 2017)

10.17**	Form of Waiver to Notes issued October 30, 2017

10.18*	Form of Securities Purchase Agreement

10.19**	Form of Leak-Out Agreement

21.1**	List of Subsidiaries

23.1**	Consent of Weinberg & Baer LLC

23.2**	Consent of Somekh Chaikin

23.3**	Consent of Sheppard Mullin Richter & Hampton LLP (included as part of Exhibit 5.1)

24.1**	Power of Attorney.

* filed herewith.

** previously filed.

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